UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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GoPro, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)
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April 19, 2022
Dear Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of GoPro, Inc., which will be held virtually on Tuesday, June 7, 2022 at 11:30 a.m. (Pacific Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO2022, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting.
The matters expected to be acted upon at the virtual Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.
We look forward to your attendance at our virtual Annual Meeting.
Sincerely,
Nicholas Woodman
Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2022 AT 11:30 A.M. (PACIFIC TIME):
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

GOPRO, INC.
3025 Clearview Way
San Mateo, California 94402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of GoPro, Inc. will be held virtually on Tuesday, June 7, 2022, at 11:30 a.m. (Pacific Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO2022, where you will be able to listen to the meeting live, submit questions and vote online.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.    To elect ten directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Nicholas Woodman	Peter Gotcher	Alexander Lurie	Frederic Welts
Tyrone Ahmad-Taylor	Shaz Kahng	Susan Lyne	Lauren Zalaznick
	Kenneth Goldman	James Lanzone
2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.
3.     To hold an advisory vote on the resolution to approve executive compensation.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Only stockholders of record at the close of business on April 11, 2022 are entitled to notice of, and to vote at, the virtual meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the virtual meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters.
Your vote as a GoPro, Inc. stockholder is very important. Each share of GoPro Class A common stock that you own represents one vote and each share of GoPro Class B common stock that you own represents ten votes. For questions regarding your stock ownership, contact your brokerage firm or other entity that holds your shares or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, by calling (800) 937-5449, by writing to 6201 15th Avenue, Brooklyn, New York 11219 or by e-mailing help@astfinancial.com.
By Order of the Board of Directors,
Nicholas Woodman
Chief Executive Officer
San Mateo, California
April 19, 2022

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

GOPRO, INC.
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

GOPRO, INC.
3025 Clearview Way
San Mateo, California 94402

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

April 19, 2022
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of GoPro, Inc. (“GoPro”) for use at GoPro’s 2022 Annual Meeting of Stockholders to be held virtually on June 7, 2022, at 11:30 a.m. (Pacific Time) (“Annual Meeting”), and any adjournment or postponement of the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO2022, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 19, 2022. GoPro’s annual report on Form 10-K for the year ended December 31, 2021 filed on February 11, 2022 (“Annual Report”) will be available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient and less costly and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 11, 2022, (“Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 130,986,774 shares of Class A common stock and 26,258,546 shares of Class B common stock outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, each holder of shares of our common stock is entitled to one vote for each share of Class A common stock held and ten votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a brokerage firm, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
•Proposal No. 1 – Election of Directors. Each director will be elected by a plurality of the votes cast, which means that the nine individuals nominated for election to the board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or any of the nominees or “WITHHOLD” your vote with respect to one or any of the nominees.
•Proposal No. 2 – Ratification of Appointment of Independent Registered Accounting Firm. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
•Proposal No. 3 - Advisory Vote to Approve Executive Compensation. Approval on a non-binding advisory basis of our executive compensation of our Named Executive Officers (“NEOs”) will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked “abstain.” A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. All the other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of the matters voted upon except where brokers can exercise discretion on “routine” matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
The board of directors recommends that you vote “FOR” each of the directors named in this Proxy Statement (“Proposal 1”), “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022 (“Proposal 2”) and “FOR” the approval of the compensation of our Named Executive Officers (“Proposal 3”).
None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•vote via the Annual Meeting website - any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/GPRO2022, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 11:30 a.m. (Pacific Time) on June 7, 2022. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;
•vote via telephone or Internet - in order to do so, please follow the instructions shown on your proxy card; or
•vote by mail - complete, sign and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or Internet must be received by 11:59 p.m. (Eastern Time) on June 6, 2022. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may “WITHHOLD” your vote from all nominees or any nominee you specify. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If voting by mail, please complete, sign and return each proxy card to ensure that all your shares are voted.
Expenses of Soliciting Proxies
GoPro will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, GoPro and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, GoPro will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, GoPro, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to the Corporate Secretary of GoPro (by any means) a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or Internet; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed by GoPro with the Securities and Exchange Commission ("SEC") in a current report on Form 8-K within four business days of the Annual Meeting.

Information regarding our Virtual Meeting

You will be able to attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/GPRO2022, where you will be able to vote electronically and submit questions during the meeting.
You will be able submit a question during the Annual Meeting via our virtual stockholder meeting website, www.virtualshareholdermeeting.com/GPRO2022. If your question is properly submitted during the relevant portion of the meeting agenda, our Vice President of Corporate Communications will lead the Q&A session and a response to appropriate questions will be provided during the live webcast. A webcast replay of the 2022 Annual Meeting, including the Q&A session, will also be archived on www.virtualshareholdermeeting.com/GPRO2022.
If we experience technical difficulties during the virtual meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/GPRO2022.
If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
GoPro is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders. Our board of directors has adopted Corporate Governance Guidelines that set forth the role of our board of directors, director independence standards, board structure and functions, director selection considerations, and other governance policies. In addition, our board of directors has adopted written charters for its standing committees (audit, compensation and leadership, and nominating and governance), as well as a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our board of directors generally reviews each of the Corporate Governance Guidelines, the committee charters, and the Code of Business Conduct and Ethics annually and implements changes as appropriate. The Corporate Governance Guidelines, the committee charters, and the Code of Business Conduct and Ethics, and any waivers or amendments to the Code of Business Conduct and Ethics, are all available on our Investor Relations website in the “Corporate Governance” section.

Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors may choose its chairperson in any way that it considers to be in the best interests of our company. Our nominating and governance committee periodically considers the leadership structure of our board of directors, including the separation of the chairperson and chief executive officer roles and/or appointment of a lead independent director of our board of directors, and makes such recommendations to our board of directors as our nominating and governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person, the responsibilities of the lead independent director include: scheduling and preparing agendas for meetings of the independent directors; serving as a liaison between the chief executive officer and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; ensuring our board of directors is fulfilling its oversight responsibilities in strategy, risk oversight and succession planning; and performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that it is in the best interest of our company and our stockholders for our Chief Executive Officer, Mr. Woodman, to serve as both Chief Executive Officer and Chairman given his knowledge of our company, industry, and strategic vision. Because Mr. Woodman has served and continues to serve in both these roles, our board of directors appointed Kenneth Goldman to serve as our lead independent director in April 2017. As lead independent director, Mr. Goldman presided over regularly scheduled meetings at which only our independent directors were present to foster open and honest communication, served as a liaison between the Chairman and the independent directors, and performed such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight
Our board of directors is primarily responsible for overseeing our risk management processes. Our board of directors, as a whole, determines the appropriate level of risk for GoPro, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks, including but not limited to risks related to the Covid-19 pandemic. Although our board of directors administers this risk management oversight function, the committees of our board of directors support our board of directors in discharging its oversight duties and address risks inherent in their respective areas. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our procedures and related policies with respect to risk assessment and risk management. The compensation and leadership committee reviews risks and exposures associated with compensation plans and programs, including incentive plans. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with our overall governance practices and the leadership structure of the board of directors (as described above under “Board Leadership Structure”). Our board of directors is kept informed of each committee’s risk oversights and other activities via regular reports of the committee chairs to the full board of directors.

Human Capital Management Oversight
Our board of directors and the compensation and leadership committee have responsibility for specific areas of human capital management oversight. The compensation and leadership committee periodically reviews and discusses with our management team the Company’s executive succession planning human capital management activities including, among other things, matters related to talent management and development, talent acquisition, employee engagement and diversity and inclusion, and the full board annually reviews these topics as well as executive succession planning with management. Our management team is responsible for ensuring that our policies and processes reflect and reinforce our desired corporate culture.

Other Core Business Functions Oversight

In addition, those employees representing certain core business functions also regularly engage with the board of directors and its committees. For example, some of these functions include:

Cybersecurity: Our Chief Information Security Officer (“CISO”) provides periodic updates to the board of directors on cybersecurity and other risks relevant to our information technology environment. The board of directors receive updates about the results of periodic exercises and response readiness assessments led by our CISO and outside advisors who provide a third-party independent assessment of our cyber risk management program and our internal response preparedness. Cybersecurity is vital to protecting proprietary and confidential information, as well as the trust of our customers and employees. The Company regularly trains all employees on cybersecurity risks such as phishing attacks and are required to acknowledge our cybersecurity policy annually through our Code of Conduct.

Supply Chain: Our Chief Supply Chain Officer periodically reviews the status of our supply chain with the board of directors, outlining what the Company is anticipating, identifying, assessing, and appropriately prioritizing and mitigating risks relating to the manufacturing of our products.

Our board of directors believe that its current leadership structure supports the risk oversight function of our board by providing for open communication between our management team and our board of directors. In addition, independent directors chair the various committees involved in assisting with risk oversight, and all directors are involved in the risk oversight function. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Environmental, Social, and Governance (“ESG”) Oversight

Our board of directors recognizes the importance of environmental, social and governance issues and is committed to maintaining high ethical standards, upholding our corporate values, and implementing environmentally and socially responsible business practices. The management of key non-financial risks and opportunities, such as workforce inclusion and development, social impact, and environmental sustainability, are critical components in the Company’s long-term performance and strategy.
Over the past year, we formalized the Board’s oversight of our ESG efforts. General oversight of ESG is the responsibility of the nominating and corporate governance committee. The other committees as well as the board oversee ESG topics related to their respective areas of responsibility. For example, the compensation and leadership committee has oversight responsibility of human capital management activities including talent management and development, talent acquisition, employee engagement and diversity, equity and inclusion.

The Company is currently planning and developing its ESG strategy to enhance the scope and robustness of our ESG practices and reporting. We plan to align our reporting with leading ESG reporting frameworks, including SASB (Sustainability Accounting Standards Board). Below are some highlights of our Company ESG initiatives:

Environmental

•Packaging: We are committed to eliminating the use of plastics in our direct-to-consumer packaging materials and have established a goal to be plastic free by the end of 2022. In 2021 we launched a pilot project to reduce our shipping footprint for direct-to-consumer orders which are packed in bulky retail packaging. We are partnering with our logistics vendor to source recyclable Jiffy® Padded Mailers as alternative shipment packaging for these orders, and expect this approach to reduce the associated shipping footprint.

Social

•Diversity, Equity & Inclusion: We recognize we have an opportunity to lead by example, inspiring and empowering our employees, partners and fans to find their own ways to make the world a more inclusive and equitable place. In 2021 the Company published its first Diversity, Equity, Inclusion & Belonging (“DEIB”) Report as part of the Outdoor CEO Diversity Pledge outlining actions taken to increase DEIB at GoPro. Some examples include hosting the Company’s inaugural DEIB Speaker Series Summit, a 3-day event with people across industries and identities, discussing the importance of intersectionality at work and resources for community building, and the establishment of Employee Resource Groups (“ERG”). In 2021, the Company launched three ERG’s, including Sheros - an ERG established for women at GoPro and their allies. GoPro plans on launching two additional ERGs in 2022.

•In 2021, Outside Magazine and the Outdoor Industry Association recognized GoPro as the No. 1 large employer for its commitment to employee engagement and wellness. GoPro was selected following an in-depth exploration of employee benefits, policies, and programs, combined with a survey of employees.

•Responsible Sourcing: We require all suppliers to comply with our GoPro Supplier Code of Conduct (the “Code”). The Corporate Code seeks to promote safe and fair working conditions and urges our suppliers to go beyond legal compliance to advance social responsibility and is based on principles articulated in the Responsible Business Alliance Code of Conduct, the Universal Declaration of Human Rights, and standards issued by organizations such as the International Labour Organization, Social Accountability International, and the Ethical Trading Initiative. We are committed to responsibly sourcing materials using ethical business principles, the promotion and protection of human rights, and compliance with all applicable laws and regulations. We require all of our suppliers to share this commitment through acknowledgment of our GoPro Supply Chain Code of Conduct. We work with suppliers to promote conflict-free sourcing of all parts and products supplied to us. We have conducted due diligence in accordance with the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas (OECD 2016) to ascertain whether any conflict minerals used in our products originated in the Democratic Republic of Congo, its adjoining countries, or countries considered to be possible smuggling routes of materials from the conflict area and intend to publish a Conflicts Minerals Report in compliance with the requirements of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Governance

Board Diversity: We have a diverse, independent board. Three of our 10 director nominees are women, three of our 10 director nominees are from underrepresented and diverse communities with one identifying as African-American, one identifying as Asian, and one identifying as LGBTQ+. Nine of our 10 director nominees and all members of the Audit, Compensation and Leadership, and Nominating and Governance Committees are Independent.

Board Diversity Matrix (As of April 11, 2022)		
	Female	Male
Total Number of Directors	10	
Part I: Gender Identity		
Directors	3	7
Part II: Demographic Background		
African American or Black	0	1
Asian	1	0
Hispanic or Latinx	0	1
White	2	6
LGBTQ+	0	1

Gender Diversity

7 Men
3 Women

Underrepresented Community Diversity

3 Underrepresented

Independence

1 Non-Independent
9 Independent

Tenure of Independent Director Nominees

5.6 years average tenure
0-3 Years
3-7 Years
Over 7 Years

Age of Independent Director Nominees

57.2 years average age
3 - 40s
3 - 50s
3 - 60s
1 - 70s

Director Independence
Our board of directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of The Nasdaq Global Select Market (“Nasdaq”) and applicable rules and regulations promulgated by the SEC. The applicable rules, regulations and listing standards of Nasdaq provide that a director is independent only if the board of directors affirmatively determines that the director does not have a relationship with the company which, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

Applying these standards, our board of directors annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our board of directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, any transactions involving non-employee directors described in “Related Party Transactions” and any transactions or relationships not required to be disclosed in such section.

Our board of directors has determined that Messrs. Ahmad-Taylor, Goldman, Gotcher, Lanzone, Lurie and Welts, and Mses. Kahng, Lyne and Zalaznick, are “independent directors” as defined under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. All members of our audit committee, compensation and leadership committee and nominating and governance committee must be independent directors under the applicable rules, regulations and listing standards of Nasdaq. Members of the audit committee also must satisfy a separate SEC independence requirement, which provides that (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from GoPro or any of our subsidiaries other than their directors’ compensation, and (ii) they may not be an affiliated person of GoPro or any of our subsidiaries. Members of the compensation and leadership committee also must satisfy a separate SEC independence requirement and a related Nasdaq listing standard with respect to their affiliation with GoPro and any consulting, advisory or other fees they may have received from us. Our board of directors has determined that all members of our audit committee, compensation and leadership committee and nominating and governance committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

Board and Committee Meetings and Attendance
Our board of directors and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time. During 2021, our board of directors met eight times, including telephonic meetings, the audit committee held five meetings, the compensation and leadership committee held six meetings, and the nominating and governance committee held four meetings. All of our directors attended at least 75% of the aggregate of the total number of meetings held by our board of directors and of the total number of meetings held by all committees of our board of directors on which such director served (during the period in which the director served).

Audit Committee

Our audit committee is comprised of Mr. Goldman, who serves as the chair, Mr. Gotcher, Ms. Kahng and Mr. Lurie. In December of 2021, Ms. Kahng was appointed to the Audit Committee. Our board of directors has determined that each member of the audit committee meets the requirements for independence under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Mr. Goldman is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (“Securities Act”).

All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our audit committee. Our audit committee, among other things:
•reviews the financial information which will be provided to stockholders and others;
•reviews our system of internal controls by consulting with management, our internal compliance team and the independent registered public accounting firm and monitors compliance with these processes;
•appoints, retains and oversees the independence and performance of the independent registered public accounting firm;
•oversees our accounting and financial reporting processes and the audits of our financial statements;
•pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm;
•reviews and provides oversight regarding our policies with respect to risk assessment and risk management; and
•reviews related party transactions and proposed waivers of our Code of Business Conduct and Ethics.

Compensation and Leadership Committee

Our compensation and leadership committee (“CLC”) is comprised of Ms. Lyne, who serves as the chair, Mr. Gotcher, Mr. Welts and Ms. Zalaznick. In December 2021, Mr. Welts rotated off the CLC and Mr. Lanzone was appointed to the CLC. Our board of directors has determined that each member of our compensation and leadership committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), an outside director, as defined pursuant to Section 162(m) and is “independent” as defined in Section 5605(a)(2) of the Nasdaq rules and Rule 10C-1 promulgated under the Exchange Act. The purpose of our compensation and leadership committee is to carry out the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation and leadership committee, among other things:

•reviews and determines the compensation of our Chief Executive Officer, executive officers and other executives reporting to the Chief Executive Officer;

•administers our equity incentive plans; and
•establishes and reviews general policies relating to compensation and benefits of our employees.

The compensation and leadership committee engaged an independent executive compensation consulting firm, Compensia, Inc. (“Compensia”), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for 2021. Specifically, Compensia was engaged to:

•provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•review and assess our current director policies and practices, Chief Executive Officer and other executive officer compensation policies and practices and equity profile relative to market practices (with director compensation review done for the benefit of the nominating and governance committee, which per its charter has responsibility for director compensation review and recommendation);
•review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the compensation and leadership committee; and
•review market practices on employee stock purchase plans and other equity programs.

During 2021, Compensia worked directly with the compensation and leadership committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The compensation and leadership committee has determined that none of the work performed by Compensia during 2021 raised any conflicts of interest.

Nominating and Governance Committee

The nominating and governance committee ("NGC") is comprised of Ms. Zalaznick, who serves as the chair, Mr. Ahmad-Taylor and Mr. Welts, and Ms. Lyne. In December 2021, Mr. Lanzone rotated off the NGC and Mr. Welts was appointed to the NGC. Our board of directors has determined that each member of our nominating and governance committee meets the requirements for independence under current Nasdaq rules, regulations and listing standards. Our nominating and governance committee, among other things:

•identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors;
•conducts searches for appropriate directors;
•evaluates the performance of our board of directors;
•considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees and related compensation (and was assisted in its 2021 director compensation review by Compensia);

•reviews developments in corporate governance practices;
•evaluates the adequacy of our corporate governance practices and reporting; and
•makes recommendations to our board of directors concerning corporate governance matters.

Our Board Evaluation Process
The Board is committed to reviewing and assessing its performance through a robust annual evaluation process. Through the evaluation process, which is conducted using the services of an independent consultant, the nominating and governance committee oversees the assessment of the Board’s processes, committees, meetings, planning, and overall effectiveness. The Board evaluates itself with respect to, effectiveness and agendas of the full board and each of its committees; board and committee composition and size; and effectiveness and oversight of corporate strategy and risk, among other topics. The chair of the nominating and governance committee reviews the results and feedback provided by the directors and identifies action items from the assessment for Board discussion. Feedback on Board and committee effectiveness is provided to the full Board for discussion. Any findings that require additional consideration are addressed at subsequent Board and committee meetings.

Compensation and Leadership Committee Interlocks and Insider Participation
None of the members of our compensation and leadership committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation and leadership committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or our compensation and leadership committee
.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meeting of stockholders. All of our then current directors were present at our 2021 virtual annual meeting of stockholders held on June 1, 2021.

Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairman or lead independent director) may do so by letters addressed to the attention of our Chief Legal Officer. All communications are reviewed by our Chief Legal Officer and provided to the members of our board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors shall not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.

The address for these communications is:

GoPro, Inc.
c/o Chief Legal Officer
3025 Clearview Way
San Mateo, California 94402

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist it in identifying and evaluating potential nominees.
Shaz Kahng was appointed to our board of directors in October 2021. Ms. Kahng was recommended by the Company's Chief Legal Officer. The Company's legal department assisted the committee before the nominating and governance committee's recommendation was made to the board of directors. Following the nominating and governance committee's evaluation and recommendation, Ms. Kahng was appointed to our board of directors.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Additional Information – Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the board committees. When considering nominees, our nominating and governance committee may take into consideration many factors, including among other things, a candidate’s independence, integrity, diversity (inclusive of age, gender, ethnicity, sexual orientation and gender identity, in accordance with the nominating and governance committee charter), skills, knowledge about our business or industry, willingness and ability to devote adequate time and effort to the board of directors responsibilities in the context of the existing composition, knowledge about other areas that are expected to contribute to the board of directors’ overall effectiveness, and needs of the board of directors and its committees. Our board of directors and nominating and governance committee believe that a diverse, experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of our board of directors and success of the Company. Accordingly, through the nomination process, the nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors currently consists of ten directors. All of our directors will stand for election at the Annual Meeting to be held on June 7, 2022 and shall serve for a one-year term expiring at the 2023 Annual Meeting of Stockholders, and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal.
Shares represented by proxies will be voted “FOR” the election of each of the nine nominees named below, unless the proxy is marked to “WITHHOLD” authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors
The nominees, their occupations, ages, length of board service, independent status, total number of public company directorships as of April 19, 2022 and board committee assignments as of the date of the Annual Meeting, are provided in the table below. Additional biographical descriptions of each nominee follow after the table.

Name Primary Occupation	Age	Director Since	Independent	Total Number Of Public Company Directorships	Board Committees Effective as of the Date Of the Annual Meeting AC CLC NGC
Nicholas Woodman Chief Executive Officer and Chairman of the Board GoPro, Inc.	46	2004	NO	1
Tyrone Ahmad-Taylor Vice President, Product Marketing Meta	54	2018	YES	1			•
Kenneth Goldman Lead Independent Director President, Hillspire LLC	72	2013	YES	5	C
Peter Gotcher Chairman Dolby Labs	62	2014	YES	2	•	•
Shaz Kahng Independent Investor	58	2021	YES	1	•
James Lanzone Chief Executive Officer Yahoo, Inc.	51	2018	YES	1		•
Alexander Lurie Chief Executive Officer Momentive.ai	48	2016	YES	2	•
Susan Lyne Managing Partner BBG Ventures	70	2017	YES	2		C	•
Frederic Welts Former President and Chief Operating Officer Golden State Warriors	69	2017	YES	2			•
Lauren Zalaznzick Former Executive Vice President NBC Universal	59	2016	YES	3		•	C
C - Committee Chair
AC - Audit Committee
CLC - Compensation and Leadership Committee
NGC - Nominating and Governance Committee

Nicholas Woodman founded GoPro and has served as our Chief Executive Officer and a member of the board of directors since 2004, as Chairman since January 2014 and as President from 2004 until June 2014. Mr. Woodman got his start in 1998 by founding an online gaming company, Funbug.com. When that venture failed in 2001, Mr. Woodman planned an international surfing trip to look for inspiration. While preparing for that trip, Mr. Woodman had the idea for a 35mm film-based wrist camera that could be worn during sports like surfing, enabling the user to capture images while engaged in the sport. This idea became GoPro’s first product, the HERO Camera. In the years that followed, Mr. Woodman, along with friends, family and employees, innovated on the HERO Camera concept along with a wide array of mounting devices that would make it easy to mount the camera to everything from helmets to surfboards, vehicles and more. Mr. Woodman holds a B.A. in Visual Arts from the University of California, San Diego. We believe Mr. Woodman’s experience as the founder of GoPro and his knowledge of our products and customers give him the experience and leadership capabilities that qualify him to serve as a member of our board of directors.
Tyrone Ahmad-Taylor has served on our board of directors since June 2018. Since June 2017, Mr. Ahmad-Taylor has been Vice President, Product Marketing of Meta (formerly Facebook, Inc.), an online social platform. Prior to his role at Meta, Mr. Ahmad-Taylor was CEO and President of THX Limited from November 2015 to May 2017. From March 2014 to July 2015, Mr. Ahmad-Taylor was Vice President, SmartTV Services of Samsung Electronics Company Limited and Head, SmartTV Services of Samsung Electronics Company Limited from October 2012 to March 2014. Mr. Ahmad-Taylor is currently an Advisory Board Member of Consumer Technology Association. We believe Mr. Ahmad-Taylor is qualified to serve as a member of our board of directors based on his extensive executive experience in the consumer products industry and his background in product development and marketing.

Kenneth Goldman has served on our board of directors since December 2013 and as lead independent director of our board since April 2017. Since December 2018, Mr. Goldman has served on the board of directors at the Value Reporting Foundation, formerly SASB. Since September 2017, Mr. Goldman has served as the President of Hillspire LLC, a wealth management service provider. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc., an Internet commerce website, where he was responsible for Yahoo’s global finance functions including financial planning and analysis, controllership, tax, treasury, and investor relations. From September 2007 to October 2012, Mr. Goldman was the Senior Vice President, Finance and Administration and Chief Financial Officer of Fortinet Inc., a provider of threat management technologies. From August 2000 until March 2006, Mr. Goldman served as Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc., a supplier of customer software solutions and services. Previously, Mr. Goldman has been the Chief Financial Officer of Sybase, Inc. (acquired by SAP SE), Excite@Home, Cypress Semiconductor Corporation and VLSI Technology, Inc. (acquired by Philips Electronics). Mr. Goldman currently serves on the board of directors of NXP Semiconductor N.V., Zuora, Inc., Fortinet, and RingCentral, as well as the Trustee Emeritus of Cornell University. From December 1999 to December 2003, Mr. Goldman served on the Financial Accounting Standards Board’s (FASB’s) primary Advisory Council (FASAC). Mr. Goldman was appointed in January 2015 to a three-year term to the Public Company Accounting Oversight Board’s (PCAOB) Standing Advisory Group (SAG), an organization that provides advice on the need to formulate new accounting standards or change existing standards. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School. We believe Mr. Goldman is qualified to serve as a member of our board of directors based on his experience on the boards of directors of numerous companies, his extensive executive experience and his service as a member of FASAC and SAG. He provides a high level of expertise and significant leadership experience in the areas of finance, accounting and audit oversight.
Peter Gotcher has served on our board of directors since June 2014. Mr. Gotcher is an independent private investor focusing on investments in digital media technology companies. From September 1999 to June 2002, Mr. Gotcher was a venture partner with Redpoint Ventures, a private investment firm. Prior to that, Mr. Gotcher was a venture partner with Institutional Venture Partners, a private investment firm, from 1997 to 1999. Mr.

Gotcher founded Digidesign, Inc., a manufacturer of digital audio workstations, and served as its President, Chief Executive Officer and Chairman from 1984 until it was acquired by Avid Technology, a media software company, in 1995. He served as the Executive Vice President of Avid Technology from 1995 to 1996. Mr. Gotcher is the Chairman of the board of directors of Dolby Laboratories, Inc. Mr. Gotcher holds a B.A. in English Literature from the University of California at Berkeley. We believe Mr. Gotcher is qualified to serve as a member of our board of directors based on his broad understanding of the operational, financial, and strategic issues facing public companies and his background providing guidance to companies in the digital media industry.
Shaz Kahng has served on our board of directors since October 2021. Since May 2012, Ms. Kahng has served as a strategic advisor for various PE and VC backed startups in consumer tech, including Tulip Retail and Westfield Labs. From November 2018 to March 2019, Ms. Kahng served as Chief Executive Officer at Gymboree, a portfolio of children's brands operating specialty retail stores with high-quality clothes and accessories for children. From May 2010 to December 2011, Ms. Kahng served as Chief Executive Officer at Lucy Activewear, a subsidiary of VF Corp., where she successfully led a turnaround while revitalizing the brand and achieving profitability. From 2004 to 2009, Ms. Kahng served in various leadership roles at Nike, Inc., the world's leading designer, marketer, and distributor of authentic athletic footwear, apparel, equipment, and accessories for a wide variety of sports and fitness activities. Ms. Kahng is currently a Cornell University Council Member, a Wharton Women's Circle leader, a member of the LiveGirl Advisory Council and is a former board director of Gymboree and OMSignal. We believe Ms. Kahng is qualified to serve as a member of our board of directors based on her extensive executive experience in the consumer products industry, her background in product development and marketing, and her experience on the boards of directors of other companies.

Mr. Lanzone has served on our board of directors since August 2018. Since September 2021, Mr. Lanzone has served as the Chief Executive Officer of Yahoo, Inc., a web services provider. From July 2020 to September 2021, Mr. Lanzone served as the Chief Executive Officer of Tinder, a geosocial networking and online dating application which is part of the Match Group. From January 2020 to July 2020, Mr. Lanzone served as Executive-in-Residence at venture capital firm Benchmark Capital. From May 2016 to December 2019, Mr.

Lanzone served as Chief Digital Officer of CBS Corporation, a leading mass media company and from March 2011 to December 2019 he served as President and CEO for CBS Interactive, a division of CBS Corporation. Previously, from January 2009 to February 2011, Mr. Lanzone was Founder and CEO of Clicker Media, Inc., an internet video search engine and navigation guide, which was acquired by CBS Corporation in 2011. Mr. Lanzone is currently a board member of Supernova Partners and Newport Festivals Foundation. We believe Mr. Lanzone is qualified to serve as a member of our board of directors based on his extensive executive experience and digital product and media expertise.

Alexander Lurie has served on our board of directors since February 2016. Since January 2016, Mr. Lurie has served as the Chief Executive Officer of SurveyMonkey, Inc., a creator and publisher of online surveys, and he has served as a member of the board of SurveyMonkey since 2009, including as Chairman of the Board from July 2015 to January 2016. Mr. Lurie served as GoPro’s Senior Vice President of Media from November 2014 until January 2016. From February 2013 to January 2014, Mr. Lurie served as Executive Vice President for Guggenheim Digital Media, an internet media company. From April 2010 to August 2012, Mr. Lurie served as SVP, Strategic Development at CBS Corporation, a mass media corporation. From February 2008 to April 2010, Mr. Lurie served as Chief Financial Officer and Head of Business Development for CBS Interactive, a division of CBS Corporation. Mr. Lurie came to CBS Interactive via its acquisition of CNET Networks, a technology information website, where he served as Chief Financial Officer and head of Corporate Development from February 2006 to February 2008. Mr. Lurie began his career in the investment banking group at JPMorgan where he led equity transactions and mergers and acquisitions in the Internet sector. He holds a J.D. and M.B.A. degree from Emory University, and a B.A. in Political Science from the University of Washington. We believe Mr. Lurie is qualified to serve as a member of our board of directors based on his previous experience as an executive officer of GoPro, his operational and financial expertise from his management experience, and his background in the digital media industry.

Susan Lyne has served on our board of directors since April 2017. Since September 2014, Ms. Lyne has been Managing Partner of BBG Ventures, an early-stage investment fund focused on women-led tech startups. From February 2013 to September 2014, Ms. Lyne was Chief Executive Officer of the AOL Brand Group where she oversaw the content brands of AOL, Inc., a global media technology company. From September 2008 to February 2013, she was Chief Executive Officer and then Chair of Gilt Groupe, Inc., the innovative ecommerce company that pioneered flash sales in the United States. From 2004 to 2008, Ms. Lyne served as President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc., a diversified media and merchandising company. From 1996 to 2004, Ms. Lyne held various positions at The Walt Disney Company, a diversified worldwide entertainment company, including President of ABC Entertainment where she oversaw the development of shows including Desperate Housewives, Grey’s Anatomy, and Lost. Ms. Lyne is on the board of Blade Urban Air Mobility, Inc. and has previously served as a director of Gilt Groupe, Inc., AOL, Inc., Martha Stewart Living Omnimedia, Inc., Starz Entertainment Group, LLC, and CIT. In addition, Ms. Lyne is a member of the Rockefeller University Council and a member of the Council on Foreign Relations. In 2021, she was named to Forbes Magazine’s inaugural 50 over 50 list. We believe Ms. Lyne is qualified to serve as a member of our board of directors based on her experience on the boards of directors of other companies, her extensive executive experience and her background in the media and consumer products industries.

Rick Welts has served on our board of directors since October 2017. Mr. Welts has served as President and Chief Operating Officer of the Golden State Warriors from 2011-2021. In 2018 he was inducted into the Basketball Hall of Fame in Springfield, MA. Prior to joining the Warriors, Mr. Welts spent nine years as President of the Phoenix Suns, and also served as its Chief Executive Officer for the last two seasons. Prior to joining the Suns, Mr. Welts enjoyed a successful 17-years (1982-1999) at the NBA league office in New York, where he ascended through the ranks to eventually become the league’s third-in-command as the Executive Vice President, Chief Marketing Officer and President of NBA Properties. Mr. Welts is on the Board of Oportun Financial Corporation and also currently serves as a board member of the Bay Area Council and the Warriors

Community Foundation. Mr. Welts has been honored with multiple awards recognizing his significant contributions to promoting diversity, inclusion and equality in sports and society, including the Anti-Defamation League’s Torch of Liberty Award, the United States Tennis Association 2011 ICON Award, GLSEN’s (Gay, Lesbian and Straight Education Network) Respect Award and GLAAD’s (Gay & Lesbian Alliance Against Defamation) Davidson/Valentini Award. We believe Mr. Welts is qualified to serve as a member of our board of directors based on his extensive executive experience and marketing expertise.

Lauren Zalaznick has served on our board of directors since July 2016. In her most recent operating role, from 2002 through December 2013, Ms. Zalaznick held various roles of increasing responsibility within Comcast NBCUniversal including Chair, Entertainment & Digital Networks where she had responsibility for the networks Bravo, Oxygen, Style, and Telemundo and ran its digital portfolio. She also developed and implemented NBC Universal's company-wide sustainability initiative, Green Is Universal. Today, Ms. Zalaznick serves as a board member and senior advisor to leading media, tech and digital companies. She is currently a director of The RTL Group, a Bertelsmann Company (since April 2018) based in Europe, and The Nielsen Company, (since April 2016) where she chairs the Nomination and Governance Committee and sits on the Compensation and Leadership Committee. Zalaznick is a Senior Advisor to The Boston Consulting Group in the Global TMT Practice. As an independent advisor, Ms. Zalaznick works with companies at every stage of maturity focused on content, marketing, sales, and direct-to-consumer strategies. Most recently, she has focused on the burgeoning audio sector, consulting for the CEO/Founders of Gimlet Media (acquired by Spotify), This American Life, and Serial Productions (acquired by The New York Times). She is a board advisor to Realm, a leading fiction audio podcast company and is a board member for Tune-In Radio, a global network of 100,000 radio stations and podcasts. She is a former director of Penguin Random House; Shazam (acquired by Apple); and Refinery29 (acquired by Vice Media). Ms. Zalaznick is a member of the Producers Guild of America and the Academy of Television Arts & Sciences. Since July 2011, Ms. Zalaznick is a Trustee emerita of Brown University, from which she graduated magna cum laude and Phi Beta Kappa. We believe Ms. Zalaznick is qualified to serve as a member of our board of directors based on her operational and management expertise and her background in digital media and content strategy.

There are no family relationships among our current directors and officers.

Non-Employee Director Compensation Arrangements
Only the non-employee Directors of the Company are compensated for service on the Board.

GoPro adopted a Director Compensation Policy in June 2014 and reviews and updates it on a regular basis. The Director Compensation Policy is intended to:
•provide fair compensation commensurate with the work required to serve on our Board;
•be aligned with compensation paid to directors at our peer group companies and reflect the size, scope and complexity of GoPro;
•align directors' interests with the interests of our stockholders; and
•to be easily understood and communicated - both to the directors and to our stockholders.
Annual Review and Benchmarking
Each year our nominating and governance committee undertakes a full review of our then current Director Compensation Policy. The nominating and governance committee engages Compensia to undertake an independent assessment of the Director Compensation Policy and make recommendations to ensure compliance with the goals listed above, director pay at comparable companies (including any revisions to our peer group) and sound governance principles. The annual review typically begins early in the fiscal year, and the nominating and governance committee makes its recommendations to the Board during Q2 regarding any revisions to the then current policy. As a result of the 2021 review and recommendation, in May 2021 the Board approved changes to the Director Compensation Policy to take effect as of June 1, 2021. The changes included an increase in the annual board member cash retainer from $50,000 to $60,000, an increase in the additional cash retainer for the chair of the nominating and governance committee from $10,000 to $20,000, an increase in the additional cash retainer for each nominating and governance committee member from $5,000 to $10,000, and the addition of an Initial Sign-On RSU award for newly appointed/elected directors.

Components of 2021 Director Compensation

Annual Cash Retainers

Cash Retainer	$60,000.00
Additional Cash Retainer for Lead Independent Director	$20,000.00
Additional Cash Retainer for chair of audit committee	$25,000.00
Additional Cash Retainer for audit committee member (other than chair)	$12,500.00
Additional Cash Retainer for chair of compensation and leadership committee	$20,000.00
Additional Cash Retainer for compensation and leadership committee member (other than chair)	$10,000.00
Additional Cash Retainer for chair of nominating and governance committee	$20,000.00
Additional Cash Retainer for nominating and governance committee member (other than chair)	$10,000.00
Annual Equity Grant

Restricted Stock Units (RSUs)	$185,000.00
Initial Sign-On Equity Grant

Restricted Stock Units (RSUs)	$185,000.00

Form and Timing of Payments
All equity awards (whether to employees, consultants or non-employee directors) are granted under the terms and conditions of one of our equity incentive compensation plans, which were adopted by the Board and approved by stockholders. Prior to our IPO in June 2014, all equity awards were approved under and governed by the GoPro, Inc. 2010 Equity Incentive Plan ("2010 Plan"). At the time of our IPO, the GoPro, Inc. 2014 Equity Incentive Plan ("2014 Plan") become active, and all equity grants following the date of IPO were awarded under and governed by the 2014 Plan.
Annual Equity Grant RSU awards to directors are made annually upon election to our board of directors at our Annual Meeting. Directors who are appointed to our board of directors between Annual Meetings receive a pro-rated award of RSUs. In addition to the full or pro-rated Annual RSUs, new board members receive an Initial Sign-On RSU award, granted to new directors at the time of their initial appointment to the board. The award value is converted to RSUs using the 3-month trailing average of our closing price through the date immediately preceding the date of grant. The Annual RSU award vests as to 25% of the total RSUs granted in each quarter following the date of grant with the final 25% to vest on the earlier of the next Annual Meeting or the one-year anniversary of the date of grant, subject to continuous service on the board through each vesting date. The Initial Sign-On RSU award vests as to 25% of the total RSUs granted annually commencing on the first anniversary of the grant date. All RSUs will accelerate and vest in full in the event of a change in control of GoPro as defined in the 2014 Plan.

The cash retainers are paid quarterly in arrears.
Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.
Director Compensation
The following table provides information for 2021 concerning all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion of 2021. Nicholas Woodman, our Chief Executive Officer, is not included in the table below because he did not receive additional compensation for his services as a director. His compensation as an employee is shown below in “Executive Compensation – 2021 Summary Compensation Table.”
.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Tyrone Ahmad-Taylor	62,500	190,350	(2)	252,850
Kenneth Goldman	100,000	190,350	(2)	290,350
Peter Gotcher	77,500	190,350	(2)	267,850
Shaz Kahng	13,516	375,686	(3)	389,202
James Lanzone	62,500	190,350	(2)	252,850
Alexander Lurie	67,500	190,350	(2)	257,850
Susan Lyne	82,500	190,350	(2)	272,850
Frederic Welts	65,000	190,350	(2)	255,350
Lauren Zalaznick	80,000	190,350	(2)	270,350
(1)The amounts reported in this column represent the aggregate grant date value of RSUs (restricted stock units), made to directors in 2021 computed in accordance with FASB ASC Topic 718.
(2)On June 21, 2021, each re-elected non-employee director received an award of 16,920 RSUs which vested as to 25% of the shares subject to the award in each quarter following the date of grant, with the final 25% to vest on June 01, 2022, subject to the director’s continuous service on our board of directors on each vesting date. As of December 31, 2021, 8,460 of the RSUs remained unvested for each board member. In the event of a change in control (as defined under the Company’s 2014 Plan), these RSUs will accelerate and become immediately vested.
(3)On October 11, 2021, Ms. Kahng was appointed to GoPro's board of directors.
On November 15, 2021, Ms. Kahng received a pro-rated award of 12,793 RSUs which vested as to one-third (1/3) of the shares subject to the award on December 01, 2021, another 1/3 will vest on March 01, 2022, with the final 1/3 to vest on June 01, 2022, subject to the director’s continuous service on our board of directors on each vesting date. As of December 31, 2021, 8,529 of the RSUs remained unvested. In the event of a change in control (as defined under the Company’s 2014 Plan), these RSUs will accelerate and become immediately vested.
On November 15, 2021, Ms. Kahng received an award of 19,538 RSUs. One-fourth (1/4) of the total Options granted will vest on November 15, 2022, and an additional 1/4th will vest annually thereafter, until the units are fully vested, subject to the Ms. Kahng's continuous service on our board of directors on each vesting date. As of December 31, 2021,19,538 of the RSUs remained unvested. In the event of a change in control (as defined under the Company’s 2014 Plan), these RSUs will accelerate and become immediately vested.

Our non-employee directors held option and RSU awards to acquire the following number of shares as of December 31, 2021:

	Number of Shares Underlying Outstanding Awards
Name	Option Awards		RSU Awards
Tyrone Ahmad-Taylor	36,338		8,460
Kenneth Goldman	189,325	(1)	8,460
Peter Gotcher	117,608	(2)	8,460
Shaz Khang	—		28,067
James Lanzone	23,175		8,460
Alexander Lurie	105,913		8,460
Susan Lyne	73,736		8,460
Frederic Welts	55,400		8,460
Lauren Zalaznick	93,543		8,460
(1)Consists of options to purchase 95,000 shares of Class B common stock under an option award granted pursuant to our 2010 Plan and 94,325 shares of Class A common stock under option awards granted pursuant to our 2014 Plan.
(2)Consists of options to purchase 17,234 shares of Class B common stock under an option award granted pursuant to our 2010 Plan and 100,374 shares of Class A common stock under option awards granted pursuant to our 2014 Plan.

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” ELECTION OF EACH OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has re-appointed PricewaterhouseCoopers LLP as GoPro’s independent registered public accounting firm to perform the audit of GoPro’s consolidated financial statements for the year ending December 31, 2022 and recommends that stockholders vote for ratification of such selection. PricewaterhouseCoopers LLP has served as GoPro’s independent registered public accounting firm since 2011. The audit committee continuously evaluates the independence and effectiveness of PricewaterhouseCoopers LLP and its personnel, and the cost and quality of its audit and audit-related services.
Although ratification by stockholders is not required by law, GoPro has determined that it is good practice to request ratification of this selection by the stockholders. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as GoPro’s independent registered public accounting firm.
PricewaterhouseCoopers LLP audited GoPro’s financial statements for the years ended 2021 and 2020. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, in which case, they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for GoPro’s audit. The following table shows the fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and 2020:

Fees Billed to GoPro	2021	2020
Audit fees(1)	$2,635,000	$2,721,800
Audit-related fees	—	—
Tax fees(2)	25,000	21,900
All other fees(3)	9,500	2,700
Total fees	$2,669,500	$2,746,400

(1)“Audit fees” include fees for audit services primarily related to the audit of our annual financial statements and internal control over financial reporting; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and audit services provided in connection with other statutory and regulatory filings.
(2)“Tax fees” include fees for tax compliance, advice and planning. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal, state and international income tax matters, transfer pricing, international tax structure planning, assistance with indirect sales tax and assistance with tax audits.
(3)“All other fees” include fees for products and services, namely software subscription fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee's policy is to preapprove all audit and permissible non-audit services, other than de minimis non-audit services, provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
General
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the ‘‘Dodd-Frank Act’’)) and the related rules of the SEC, we are providing stockholders an opportunity to approve the compensation of our NEOs as disclosed in this Proxy Statement in the Compensation Discussion and Analysis section. While the results of the vote are non-binding and advisory in nature, the board of directors intends to carefully consider the results of this vote.

In considering their vote, stockholders may wish to review with care the information on the company’s compensation policies and decisions regarding the NEOs presented in the Compensation Discussion and Analysis section, as well as the discussion regarding the compensation and leadership committee in the Compensation Discussion and Analysis section entitled ‘‘Further Considerations for Setting Executive Compensation.’’

The company’s goal for its executive compensation program is to attract, motivate, and retain our executives who are critical to our success. The company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. The company believes its executive compensation program has been instrumental in helping the company achieve its business objectives.

Frequency of Stockholder Advisory Votes on Executive Compensation

At our 2021 annual meeting of stockholders, we asked our stockholders to express a preference for the frequency of an advisory vote on the compensation of the NEOs (a ‘‘Say-on-Pay’’ vote). The proposal with respect to the frequency of our Say-on-Pay votes is commonly known as a ‘‘Say-When-on-Pay’’ vote. At the 2021 annual meeting of stockholders, our stockholders selected on a non-binding advisory basis every ONE year as the frequency at which GoPro will hold a Say-on-Pay vote. Based on these results, our board of directors has determined that we will conduct future Say-on-Pay votes every ONE year. This policy will remain in effect until the next Say-When-on-Pay vote, expected to be held at our 2027 annual meeting of stockholders.

Key Executive Compensation Policies and Practices

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking the stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the board of directors requests the stockholders vote on an advisory basis to approve the following resolution at the meeting:

RESOLVED, that the compensation paid to the company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in this Proxy Statement, is hereby approved.

While the results of this advisory vote are not binding, the compensation and leadership committee, will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions regarding NEOs. The compensation and leadership committee and the board of directors value the opinions of our stockholders. The next Say-on-Pay advisory vote will be held at our 2023 annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ APPROVAL, ON A NON-BINDING BASIS, OF THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, by:
•each stockholder known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock;
•each of our directors;
•each of our named executive officers (“NEOs”); and
•all directors and executive officers as a group.
Percentage ownership of our common stock before this offering is based on 130,786,774 shares of our Class B common stock and 26,458,546 shares of our Class A common stock outstanding on March 31, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our Class A common stock and Class B common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2022 or Restricted Stock Units ("RSUs") and performance share units ("PSUs") that may be earned, vest and settle within 60 days of March 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs and PSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
	Class A		Class B		% of Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
Directors and Named Executive Officers:
Nicholas Woodman (2)	179,117	*	25,236,070	95.38	63.86
Tyrone Ahmad-Taylor (3)	52,595	*	—	*	*
Kenneth Goldman (4)	241,920	*	95,000	*	*
Peter Gotcher (5)	268,191	*	17,234	*	*
Shaz Kahng (6)	13,528	*	—	*	*
James Lanzone (7)	168,684	*	—	*	*
Alexander Lurie (8)	293,230	*	—	*	*
Susan Lyne (9)	131,482	*	—	*	*
Frederic Welts (10)	179,569	*	—	*	*
Lauren Zalaznick (11)	234,719	*	—	*	*
Brian McGee (12)	426,267	*	—	*	*
Aimee Lapic (13)	103,518	*	—	*	*
Eve Saltman (14)	276,160	*	—	*	*
Dean Jahnke (15)	306,297	*	9,600	*	*
All executive officers and directors as a group (14 persons)(16)	2,875,277	2.17	25,357,904	95.40	64.41
5% Stockholders
Nicholas Woodman and Jill R. Woodman, as Co-Trustees of the Woodman Family Trust under Trust Agreement dated March 11, 2011 (17)	—	*	25,236,070	95.38	63.83
BlackRock, Inc. (18)	11,721,353	8.96	—	*	2.96
The Vanguard Group - 23-1945930 (19)	11,960,453	9.15	—	*	3.03
Prentice Capital Management, LP (20)	7,167,256	5.48	—	*	1.81
FMR LLC (21)	12,494,091	9.55	—	*	3.16
*    Represents beneficial ownership of less than 1% of our outstanding shares of common stock of the designated class of security or less than 1% of the Total Voting Power, as applicable.
    Unless otherwise indicated, the address of each of the individuals and entities named below is c/o GoPro, Inc., 3025 Clearview Way, San Mateo, California 94402.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of: (i) 25,236,070 shares of Class B common stock held by the Woodman Family Trust under Trust Agreement dated March 11, 2011 of which Nicholas Woodman and Jill Woodman are co-trustees, (ii) 91,681 shares of Class A common stock held by Mr. Woodman, and (iii) 87,436 shares of Class A common stock subject to performance stock units held by Mr. Woodman that may settle within 60 days of March 31, 2022. As a co-trustee, Mr. Woodman may be deemed to have shared voting and investment power over the shares owned by the Woodman Family Trust.
(3)Consists of (i) 16,257 shares of Class A common stock held by Mr. Ahmad-Taylor, and (ii) 36,338 shares of Class A common stock subject to options held by Mr. Ahmad-Taylor that are exercisable within 60 days of March 31, 2022.
(4)Consists of (i) 5,668 shares of Class A common stock held by Mr. Goldman, (ii) 141,927 shares of Class A common stock held in the Goldman-Valeriote Family Trust, (iii) 94,325 shares of Class A common stock subject to options held by Mr. Goldman that are exercisable within 60 days of March 31, 2022, and (iv) 95,000 shares of Class B common stock subject to options held by Mr. Goldman that are exercisable within 60 days of March 31, 2022. Kenneth Goldman and Susan Valeriote are co-trustees and have shared voting and investment power over the shares owned by the Goldman-Valeriote Family Trust.
(5)Consists of: (i) 56,025 shares of Class A common stock held by Mr. Gotcher, (ii) 111,792 shares of Class A common stock held in the Peter and Marie-Helene Gotcher Family Trust, (iii) 100,374 shares of Class A common stock subject to options held by Mr. Gotcher that are exercisable within 60 days of March 31, 2022, and (iv) 17,234 shares of Class B common stock subject to options held by Mr. Gotcher that are exercisable within 60 days of March 31, 2022. Mr. Gotcher is the President of The Peter and Marie-Helene Gotcher Family Trust.
(6)Consists of 13,528 shares of Class A common stock held by Ms. Kahng.
(7)Consists of (i) 145,509 shares of Class A common stock held by The Lanzone Family Trust U/A dtd 07/28/2003, and (ii) 23,175 shares of Class A common stock subject to options held by Mr. Lanzone that are exercisable within 60 days of March 31, 2022. Mr. Lanzone and spouse are the co-trustees of the Lanzone Family Trust U/A dtd 07/28/03.
(8)Consists of (i) 187,317 shares of Class A common stock held by the Lurie-Volgelsong Revocable Living Trust, and (ii) 105,913 shares of Class A common stock subject to options held by Mr. Lurie that are exercisable within 60 days of March 31, 2022. Mr. Lurie and his spouse are co-trustees of the Lurie-Volgelsong Revocable Living Trust.
(9)Consists of (i) 57,746 shares of Class A common stock held by Ms. Lyne, and (ii) 73,736 shares of Class A common stock subject to options held by Ms. Lyne that are exercisable within 60 days of March 31, 2022.

(10)Consists of (i) 124,169 shares of Class A common stock held by the Frederic K. Welts, Jr. Living Trust, and (ii) 55,400 shares of Class A common stock subject to options held by Mr. Welts that are exercisable within 60 days of March 31, 2022. Mr. Welts is the sole trustee and beneficiary of the Frederic K. Welts, Jr. Living Trust.
(11)Consists of (i) 4,230 shares of Class A common stock held by Ms. Zalaznick and Phelim Dolan, (ii) 136,946 shares of Class A common stock held by the Phelim Dolan Irrevocable Grantor Trust, Lauren Zalaznick sole beneficiary and Co-Trustee, and (iii) 93,543 shares of Class A common stock subject to options held by Ms. Zalaznick that are exercisable within 60 days of March 31, 2022.
(12)Consists of: (i) 37,120 shares of Class A common stock held by Mr. McGee, (ii) 276 shares of Class A common stock held by Mr. McGee's spouse, (iii) 380,396 shares of Class A common stock subject to options held by Mr. McGee that are exercisable within 60 days of March 31, 2022, and (iv) 8,475 shares of Class A common stock subject to performance stock units held by Mr. McGee that may settle within 60 days of March 31, 2022.
(13)Consists of (i) 19,244 shares of Class A common stock held by Ms. Lapic, (ii) 17,098 shares of Class A common stock subject to options held by Ms. Lapic that are exercisable within 60 days of March 31, 2022, (iii) 57,421 shares of Class A common stock subject to restricted stock units held by Ms. Lapic that may settle within 60 days of March 31, 2022, and (iv) 9,755 shares of Class A common stock subject to performance stock units held by Ms. Lapic that may settle within 60 days of March 31, 2022.
(14)Consists of (i) 27,087 shares of Class A common stock held by Ms. Saltman, (ii) 218,651 shares of Class A common stock subject to options held by Ms. Saltman that are exercisable within 60 days of March 31, 2022, (iii) 25,036 shares of Class A common stock subject to restricted stock units held by Ms. Saltman that may settle within 60 days of March 31, 2022, and (iv) 5,386 shares of Class A common stock subject to performance stock units held by Ms. Saltman that may settle within 60 days of March 31, 2022.
(15)Consists of: (i) 143,711 shares of Class A common stock held by Mr. Jahnke, (ii) 157,924 shares of Class A common stock subject to subject to options held by Mr. Jahnke that are exercisable within 60 days of March 31, 2022, (iii) 4,662 shares of Class A common stock subject to performance stock units held by Mr. Jahnke that may settle within 60 days of March 31, 2022, and (iv) 9,600 shares of Class B common stock subject to options held by Mr. Jahnke that are exercisable within 60 days of March 31, 2022.
(16)Consists of (i) 1,320,233 shares of Class A common stock, (ii) 25,236,070 shares of Class B common stock, (iii) 1,356,873 shares of Class A common stock subject to options that are exercisable within 60 days of March 31, 2022, (iv) 82,457 shares of Class A common stock subject to restricted stock units that may settle within 60 days of March 31, 2022, (v) 115,714 shares of Class A common stock subject to performance stock units that may settle within 60 days of March 31, 2022, and (vi) 121,834 shares of Class B common stock subject to options that are exercisable within 60 days of March 31, 2022.
(17)Consists of 25,236,070 shares of Class B common stock held by the Woodman Family Trust under Trust Agreement dated March 11, 2011 of which Nicholas Woodman and Jill Woodman are co-trustees. As a co-trustee, Mr. Woodman may be deemed to have shared voting and investment power over the shares owned by the Woodman Family Trust.
(18)Based solely on a Schedule 13G Amendment No. 5 filing made on February 03, 2022. BlackRock, Inc. reports beneficial ownership of 11,721,353 shares of Class A common stock; sole power to dispose or direct the disposition of all shares of Class A common stock and sole voting power as to 11,138,664 of the shares of Class A common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(19)Based solely on a Schedule 13G Amendment No. 6 filing made on February 10, 2022. The Vanguard Group - 23-1945930 (“Vanguard”) reports shared voting power over 244,069 shares of Class A common stock, sole dispositive power over 11,621,335 shares of Class A common stock and shared dispositive power over 339,188 shares of Class A common stock. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(20)Based solely on a Schedule 13G Amendment No. 3 filing made on February 14, 2022. Prentice Capital Management, LP reports aggregated beneficial ownership and shared dispositive power of 7,167,256 shares of Class A common stock. The address for Prentice Capital Management is 100 West Putnam Avenue-Slagle House, Greenwich, Connecticut 06830.
(21)Based solely on a Schedule 13G filing made on February 09, 2022. FMR LLC has aggregated beneficial ownership and sole dispositive power as to 12,494,091 shares of Class A common stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

EXECUTIVE OFFICERS
The names of our current executive officers, their ages as of March 31, 2022, and their positions are shown below.

Executive Officers	Age	Position(s)
Nicholas Woodman	46	Chief Executive Officer and Chairman
Brian McGee	62	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Aimée Lapic	52	Senior Vice President, Chief Digital and Marketing Officer
Eve Saltman	57	Senior Vice President, Corporate/Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer
Dean Jahnke	48	Senior Vice President, Global Sales & Channel Marketing
Our board of directors chooses executive officers, who then serve at the board’s discretion. There is no family relationship among any of our directors or executive officers.
For information regarding Mr. Woodman, please refer to “Proposal No. 1 – Election of Directors” discussed above.
Brian McGee has served as our Chief Financial Officer and Chief Operating Officer since February 2020. Mr. McGee had served as the Company’s Chief Financial Officer since March 11, 2016. Mr. McGee served as our Vice President of Finance from September 2015 to March 2016, and was responsible for financial planning, tax, treasury and risk management in that role. From May 2011 to September 2015, Mr. McGee served in various positions at Qualcomm, most recently as the Vice President, Business Operations. Prior to Qualcomm, Mr. McGee was at Atheros Communications from December 2009 to May 2011 as the Vice President, General Manager Global Powerline Business. Prior to Atheros Communications, from January 2007 to December 2009, Mr. McGee was the Senior Vice President, Chief Financial Officer and Treasurer, at Intellon, a fabless semiconductor company that was acquired by Atheros Communications in December 2009. From 2003 to 2006, Mr. McGee was Vice President Finance and Chief Financial Officer of Lexar, a maker of digital media storage. Mr. McGee holds a B.S. in Finance from California Polytechnic State University and a Certificate in Management Accounting.
Aimée Lapic has served as GoPro's Senior Vice President, Chief Digital Officer since April 2020 and since August 2020 our Senior Vice President, Chief Digital and Marketing Officer. Prior to joining GoPro, Ms. Lapic was the Chief Marketing Officer of Pandora from 2017 to 2019. She served as Senior Vice President/Global Chief Marketing Officer for Banana Republic from 2015 to 2017, as well as the General Manager of BananaRepublic.com from 2015 to 2017. She has also held numerous positions across Gap, Inc., including Senior Vice President and General Manager of Gap Outlet International from 2011 to 2014. Since April 2019, Ms. Lapic has served as a member of the board of directors of Cardlytics, Inc. and from 2016 to 2019, she served as a marketing advisory board member of Ridge Ventures, a venture capital firm focused on early-stage consumer internet and enterprise IT investments. She holds a B.A. in English Literature from Princeton University and an M.B.A. from Harvard Business School.
Eve Saltman has served as our Senior Vice President, Corporate & Business Development, Chief Legal Officer and Secretary since May 2021 and Chief Compliance Officer since February 2021. Ms. Saltman served as our Vice President, Corporate & Business Development, General Counsel and Secretary from March 2018 to May 2021, Ms. Saltman served as our Vice President, Deputy General Counsel and Assistant Secretary from February 2017 to September 2017, our Deputy General Counsel and Assistant Secretary from July 2014 to February 2017, and our Associate General Counsel and Assistant Secretary from January 2014 to July 2014. From September 2017 to March 2018, Ms. Saltman served as General Counsel and Corporate Secretary of Asana, Inc., a collaborative work management application company. Prior to joining GoPro in 2014, Ms. Saltman served as VP, General Counsel, and Corporate Secretary of OL2, Inc. dba OnLive, a provider of cloud gaming services from September 2012 to January 2014 and VP, Legal, OnLive, Inc., from September 2008 to August 2012. Since 2014, Ms. Saltman has also served as a director of Lexicon of Sustainability, Inc., a non-profit organization. Ms. Saltman holds a B.A. in History from Cornell University and a J.D. from Georgetown Law School.

Dean Jahnke has served as GoPro’s Senior Vice President, Global Sales & Channel Marketing since January 1, 2022, Vice President, Global Sales since June 2018, Interim Head of Sales from March 2018 to June 2018, Senior Director of Sales – North America from April 2017 to March 2018, Director of Sales from February 2016 to March 2017, and Area Sales Manager from March 2014 to January 2016. Prior to joining GoPro, Mr. Jahnke served as Senior Sales Manager of Western Digital from August 2008 to March 2014. Before that, Mr. Jahnke was Senior Merchant at Best Buy from June 2000 to August 2008. Mr. Jahnke attended Minnesota State University, Mankato.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
GoPro’s executive compensation programs, policies and practices (“ECPs”) are designed to reflect the three major tenets of our executive compensation philosophy, namely to:
•Align executive compensation with the achievement of our business objectives and financial performance;
•Motivate our executive officers to take actions that enhance long-term stockholder value; and
•Enable us to attract, reward and retain our executive officers who contribute to our success.
We manage our ECPs, including compensation-related corporate governance standards, in a manner consistent with our executive compensation philosophy. These ECPs are intended to drive performance and prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests.
This Compensation Discussion and Analysis (“CD&A”) is intended to assist our stockholders in understanding our ECPs by presenting the following:
1.Performance Highlights for 2021 summarizes our business results that impacted our 2021 executive compensation decisions.
2.Elements of Our Executive Compensation Program sets forth our executive compensation philosophy and describes the programs, policies and practices we apply and use to support achievement of our corporate goals and performance objectives.
3.Further Considerations for Setting Executive Compensation discusses, among other things, the role of our compensation and leadership committee, compensation consultants, compensation peer group, and the impact of tax and accounting considerations.
4.Executive Compensation Decisions for 2021 explains the compensation decisions that were made for 2021 based on our corporate results.
5.Severance and Change in Control Arrangements discusses employment agreements and policies associated with our current executives.
This CD&A focuses on the material elements of compensation of our NEOs as of December 31, 2021:
•Nicholas Woodman, our Chief Executive Officer and Chairman of our board of directors;
•Brian McGee, our Executive Vice President, Chief Financial Officer and Chief Operating Officer;
•Aimée Lapic, our Senior Vice President, Chief Digital and Marketing Officer.
•Eve Saltman, our Senior Vice President, Corporate/Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer; and

•Dean Jahnke our Senior Vice President, Global Sales & Channel Marketing effective as of March 1, 2022 and previously our Vice President, Global Sales since 2018.
Performance Highlights for 2021
In 2021, GoPro achieved record operational and financial performance across key performance metrics, including revenue, pre-tax profit/loss, and paid subscribers. Our revenue increased 30% year-on-year to $1.16 billion which resulted in net income of $146.1 million, a more than 10x increase from 2020. Additionally, in 2021 we grew our GoPro subscribers 107% to approximately 1.6 million paid subscribers.
2021 was a year of optimization across our business. We refined our product development approach to enable the launch of more products at a faster rate and invested in our e-commerce infrastructure to address what we see as a significant opportunity to grow DTC and subscription revenues while expanding customer lifetime value. In Q2 of 2021, we launched the $9.99 Quik app subscription aimed at helping mobile users who do not own a GoPro camera keep track of their favorite phone based photos and videos, while providing simple yet powerful editing tools to help them get the most out of those images. By year end, the Quick app subscriber count grew to 221,000, which is incremental to our 1.6 million GoPro subscriber count.

Amid a global suply chain crisis, our teams’ effective supply chain management enabled us to keep shelves stocked globally throughout the year, and contributed to the successful launch of our new HERO10 Black flagship camera. Delivering meaningful and unique solutions has been a priority at GoPro since our founding in 2002. In Q3 2021,our U.S. patent portfolio surpassed 1,000 granted patents, bringing total global patents to more than 1,600 and highlighting the importance we place on protecting our innovations.

In early 2022, GoPro was honored by the National Academy of Television Arts & Sciences with our second Emmy® award, in recognition of our industry-leading HyperSmooth, which demonstrates a high-level of innovation impactful to the television industry. Our new product launches, strong patent portfolio and two Emmy’s are a testament to GoPro’s thriving culture of innovation and incredibly talented people. We are proud of our remote-first, hybrid work culture that emphasizes life-work balance. In addition to delivering stellar business results in 2021, this approach helped land GoPro as the No. 1 large business in Outside Magazine’s review of the most desirable places to work.

Executive Compensation Best Practices

Compensation and Leadership Committee Independence	Our board of directors maintains a compensation and leadership committee comprised solely of independent directors.
Compensation and Leadership Committee Advisor Independence
The compensation and leadership committee engages and retains its own advisors. During 2021, the compensation and leadership committee engaged Compensia, an independent national compensation consulting firm, to assist with its responsibilities.

Annual Compensation Review	The compensation and leadership committee annually reviews our executive compensation philosophy and strategy, including reviewing the composition of our compensation peer group.
Compensation-Related Risk Assessment
We conduct annual evaluations of our compensation programs, policies, and practices, including our ECPs, to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on GoPro.

No Executive Perquisites
We generally do not offer perquisites or other personal benefits to our executive officers, including our Named Executive Officers, or NEOs. Our executive officers, including our NEOs, participate in our health and welfare benefit programs on the same basis as all our employees.

“Double-Trigger” Reasonable Change in Control Arrangements
The change in control post-employment compensation arrangements for our executive officers, including our NEOs, are based on a “double-trigger” arrangement that provides for the receipt of payments and benefits only in the event of (i) a change in control of our company and (ii) a qualifying termination of employment.

Executive Severance Benefits
The Executive Severance Policy is intended to provide specified payments and benefits to certain executive officers (other than the Chief Executive Officer), and other employees of the Company, in the event of certain terminations of employment not involving a change in control of the Company. In addition, our arrangement with Mr. Woodman provides for the receipt of payments and benefits in the event of a qualifying termination of employment.

Prohibition on Hedging and Pledging
Our management team, including our NEOs, and the members of our board of directors, are prohibited from speculating in our equity securities, including the use of short sales, or any equivalent transaction involving our equity securities and from engaging in any hedging or pledging transactions with respect to our equity securities.

Succession Planning
Our compensation and leadership committee periodically reviews and discusses with our management team the Company’s executive succession planning. Our board of directors reviews the risks associated with our most critical executive positions on an annual basis so that we have an adequate succession strategy, and we have plans in place for these critical positions.

Retirement Programs
Other than our Section 401(k) plan, which is generally available to all U.S. employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our management team, including our NEOs.

Compensation Recoupment Policy
We maintain a compensation recoupment policy applicable to cash incentive-based compensation awards paid to our executive officers. In the event of a material restatement of financial results filed with the SEC, the policy permits our board of directors to seek recovery of all or any portion of the incentive awards paid or awarded to an executive officer who is found to have engaged in fraud or intentional or illegal conduct in excess of the awards that would have been paid or awarded based on the restated financial results.

Stock Ownership Guidelines
We maintain stock ownership guidelines for our Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, other Section 16 Officers and non-employee directors to align their interests with those of our stockholders.

Elements of Our Executive Compensation Program
Compensation Philosophy and Guiding Principles
We have designed our ECPs to reward our executive officers, including our NEOs, at a level consistent with our overall business strategy and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly-competitive technology and consumer-oriented environments in which we operate. We have also designed our ECPs to reward our executive officers, including our NEOs, for superior performance. We believe that competitive compensation packages consisting of a combination of base salaries, annual cash bonus opportunities, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period, enable us to attract top talent, motivate effective short-term and long-term performance, and satisfy our retention objectives. As an overarching objective, we seek to design each pay element to align the compensation of our executive officers with our corporate performance and long-term value creation for our stockholders. That principle has guided the design of both the annual and long-term incentive compensation of our executive officers.
The compensation and leadership committee reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program as it deems necessary and appropriate. While the compensation and leadership committee considers these factors in its deliberations and places no formal emphasis on any one factor in its overall compensation strategy.
The compensation and leadership committee will continue to evaluate our compensation philosophy and program objectives as circumstances merit. At a minimum, we expect the compensation and leadership committee to review executive compensation annually and update as deemed necessary and appropriate.

Compensation Elements
The primary elements of our executive compensation program are: (i) base salary, (ii) annual cash bonus opportunities, and (iii) long-term incentive opportunities in the form of equity awards subject to multi-year vesting, in each case as described below:

Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, expected future performance and contributions.
Provides competitive level of fixed compensation determined by the market value of the position, and the qualifications, experience and performance expectations of each executive officer and each position.

Annual cash bonuses
Achievement of pre-established corporate and individual performance objectives (for 2021, focused on our revenue growth, profitability and paid subscription growth, as well as individual contributions and management objectives).

Motivate executive officers to achieve, during the fiscal year, (i) short-term financial and operational objectives, and (ii) individual performance objectives. Performance levels are established to motivate our executive officers to achieve or exceed performance objectives.

Long-term incentives/equity awards	Corporate and individual performance that enhance long-term stockholder value. Vesting requirements promote retention of highly-valued executive officers.
Annual (i) stock options and Restricted Stock Units (“RSUs”) that vest over four years, based on continued service, and (ii) Performance Stock Units (“PSUs”) that are subject to both a performance-based vesting condition (as determined by the compensation and leadership committee) and a service-based vesting condition, each of which provides a variable “at risk” pay opportunity. Because the ultimate value of these equity awards is directly related to the market price of our Class A common stock, and the awards are subject to vesting over an extended period of time, they serve to focus management on the creation and maintenance of long-term stockholder value and help us attract, retain, motivate, and reward executive officers.

Our executive officers also participate in the standard employee benefit plans available to most of our employees. In addition, our executive officers are eligible for post-employment payments and benefits under certain circumstances (severance and change in control payments and benefits). Each of these compensation elements is discussed in detail below, including a description of each particular element and how it fits into our overall executive compensation program and a discussion of the amounts of compensation paid to our executive officers, including our NEOs, in 2021 under each of these elements.

Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a stable and highly qualified management team. Base salaries for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, and to maintain internal parity across our executive officer team.
Generally we take into consideration peer market data provided by Compensia for the role we are looking to fill. We establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, and the base salaries of our other executive officers. Thereafter, the compensation and leadership committee reviews the base salaries of our executive officers, including our NEOs, at least annually.
Annual Cash Bonuses
Our executive officers, including our NEOs, are participants in our annual Executive Bonus Plan, pursuant to which we generally use annual cash bonuses to motivate participants to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us to deliver a competitive target total direct compensation opportunity to our executive officers. Annual cash bonuses for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for top talent, and to maintain internal parity across our executive team.
The compensation and leadership committee determines bonus targets, subject to adjustment in certain circumstances, such as mid-year changes in base salary and leaves of absence. Overall funding of the bonus pool is generally determined by reference to corporate performance measures, but the compensation and leadership committee can, at its discretion, adjust individual participants’ bonuses, based on each participant’s individual performance. Individual performance goals for each participant are generally identified at the beginning of the year in discussions with our Chief Executive Officer (except with respect to his own performance goals). These goals may be quantitative or qualitative in nature, depending on the organizational priorities for a given year, and they typically focus on key departmental or operational objectives or functions. Most of these goals are intended to provide a set of common objectives that facilitate collaborative management and engagement, although participants could also be assigned individual objectives.
In light of the impact of the Covid-19 pandemic on corporate performance measures, no annual bonus was paid in 2020 to our NEOs or employees. In February 2021, the compensation and leadership committee, taking into consideration no bonus was paid in 2020, determined that a semi-annual bonus plan was appropriate for 2021 in order to motivate participants to achieve our short-term financial and operational objectives while continuing to make progress towards our longer-term growth and other goals. The compensation and leadership committee maintained the same key performance categories as established for 2020 and increased the weightings for net revenue and paid subscriptions and decreased the weighting for pre-tax profit/loss. 2021 performance category weightings were 25% net revenue, 25% paid subscriptions and 50% pre-tax profit/loss.

The compensation and leadership committee believed these performance measures and weightings were appropriate for our business in 2021, as the Company continued to focus on our top and bottom line while growing our subscription business. The compensation and leadership committee established target performance levels for each measure at levels that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.
Long-Term Incentives/Equity Awards
We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our NEOs, by providing them with the opportunity to build an equity interest in GoPro and to share in the potential appreciation in the value of our Class A common stock.
Generally, in determining the size of the equity awards granted to our executive officers, including our NEOs, the compensation and leadership committee takes into consideration the recommendations of our Chief Executive Officer (except with respect to his own equity award), as well as the factors described in Compensation Setting Process, below. The compensation and leadership committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, may have on stockholder value.
Annual equity awards are granted to our executive officers, including our NEOs, in the form of stock options, which represent the right to purchase shares of our Class A common stock at a price equal to the fair market value of our Class A common stock on the date of grant subject to time-based vesting; RSUs, which represent the right to receive shares of our Class A common stock subject to time-based vesting; and PSUs, which represent the right to receive shares of our Class A common stock subject to both achievement of one or more performance metrics and time-based vesting. The proportion and mix of long-term equity vehicles (time-based stock options, time-based RSUs, and performance-based PSUs) is determined by the compensation and leadership committee each year (see “Executive Compensation Decisions for 2021 – Long-Term Incentive Compensation” below). The compensation and leadership committee evaluates equity vehicles annually to determine which form and mix of equity best aligns executive incentives with the long-term interest of our stockholders. The compensation and leadership committee may also choose to utilize other performance-based equity vehicles.
On February 23, 2021, the compensation and leadership committee granted PSUs to Nicholas Woodman, Brian McGee, Aimee Lapic, Eve Saltman and Dean Jahnke. These 2021 PSUs were designed to be earned and vest between 0% and 150% of a target number of shares based upon achievement of two annual metrics: (1) a threshold profitability level to a maximum profitability level, and (2) a threshold subscription hurdle to a maximum subscription hurdle. Fifty percent of each 2021 PSU will be earned (if at all) based on exceeding the satisfaction of the profitability threshold and the other 50% of each 2021 PSU will be earned (if at all) based on exceeding the satisfaction of the subscription threshold. To the extent actually earned, the 2021 PSUs will be subject to time-based vesting, with one third of the total number of shares earned under each 2021 PSU vesting on the initial vesting date of February 15, 2022 and an additional one-twelfth of the total number of earned shares under each 2021 PSU vesting quarterly thereafter, for so long as the recipient remains in service to GoPro.

Welfare and Health Benefits
We maintain a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code (the “Code”) for our U.S. employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service, that provides them with an opportunity to save for retirement on a tax-advantaged basis. We intend for this plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until distributed from the plan. Under the plan, pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions.
All participants’ interests in their deferrals are 100% vested when contributed to this plan. In 2020, we made matching contributions into the Section 401(k) plan for our employees for 100% of the employee's personal contributions up to 4% of eligible compensation, which are deductible when made by the Company. However, due to the impact of the pandemic and changes in our economic circumstances, we suspended the Company matching contributions as of May 14, 2020 and continued the suspension of Company matching contributions in 2021. Globally, we maintain retirement programs for our non-US employees where applicable.
In addition, we provide certain other benefits to our executive officers, including our NEOs, on the same basis as all our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage and discretionary time-off. We do not offer our employees a non-qualified deferred compensation plan, a defined benefit pension plan or an actuarial plan.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2021, none of the NEOs received perquisites or other personal benefits that were, in the aggregate, valued at $10,000 or more. In the future, we may provide perquisites or other personal benefits to our executive officers where we believe it serves a sound business purpose. We do not expect that any future perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation and leadership committee.

Further Considerations for Setting Executive Compensation
Compensation-Setting Process
Role of the Compensation and Leadership Committee
The compensation and leadership committee is responsible for establishing our overall compensation philosophy and reviewing and approving our executive compensation program, including the specific compensation of our executive officers, including our NEOs. The compensation and leadership committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers and, as noted previously, in 2021 retained an executive compensation consultant, Compensia, Inc. (“Compensia”), as further discussed below. The compensation and leadership committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on the Company investor relations website.
In determining our overall compensation philosophy and approving the compensation of our executive officers, the compensation and leadership committee is assisted by its compensation consultant, as well as our Chief Executive Officer, and our executive compensation staff to formulate recommendations with respect to specific compensation actions. The compensation and leadership committee makes all final decisions regarding compensation for our executive officers, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period. The compensation and leadership committee meets on a regularly scheduled basis and at other times as needed and periodically reviews compensation matters with the entire board of directors.
Annually, the compensation and leadership committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions and decisions (i) are properly coordinated, (ii) are aligned with our vision, mission, values and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes, and (v) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. Following this assessment, the compensation and leadership committee may make any necessary or appropriate modifications to our existing plans and arrangements or adopt new plans or arrangements.
The compensation and leadership committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the compensation and leadership committee reviews market trends and changes in competitive compensation practices, as described below.
The factors considered by the compensation and leadership committee in determining the compensation of our executive officers, including our NEOs, include:
•the recommendations of our Chief Executive Officer (except with respect to his own compensation), with the advice of our executive compensation staff;

•our financial and other objective elements of corporate performance;
•our corporate and individual achievements measured against short-term and long-term performance objectives;
•the individual performance of each executive officer against his or her business objectives;
•a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);
•the expected future contribution of the individual executive officer;
•historical compensation decisions we have made regarding our executive officers; and
•internal pay equity based on the impact on our business and performance.
The compensation and leadership committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in making its decisions. The members of the compensation and leadership committee consider this information in light of their individual experience, knowledge of GoPro, knowledge of each executive officer, knowledge of the competitive market and business judgment in making their decisions regarding executive compensation and our executive compensation program.
As part of this process, the compensation and leadership committee evaluates the performance of our Chief Executive Officer each year and makes all decisions regarding his base salary adjustments, target annual cash bonus opportunities, actual cash bonus payments and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period. Our Chief Executive Officer is not present during any of the deliberations regarding his compensation.
Role of our Chief Executive Officer
Our Chief Executive Officer works closely with the compensation and leadership committee in determining the compensation of our other executive officers, including the other NEOs. Our Chief Executive Officer works with the compensation and leadership committee to recommend the structure of the annual Executive Bonus Plan, to identify and develop corporate and individual performance objectives for the annual Executive Bonus Plan, and to evaluate actual performance against the selected measures.
At the beginning of each year, our Chief Executive Officer reviews the performance of our other executive officers, including the other NEOs, for the previous year, and makes recommendations to the compensation and leadership committee for each element of compensation. The compensation and leadership committee then reviews these recommendations and considers the other factors described above and makes decisions as to the target compensation of each executive officer (other than our Chief Executive Officer), as well as each individual compensation element.

While the compensation and leadership committee will consider our Chief Executive Officer’s recommendations, as well as the competitive market analysis prepared by Compensia, these recommendations and market data serve as only two of several factors that the compensation and leadership committee considers in making its decisions with respect to the compensation of our executive officers. No executive officer participates in the determination of the amounts or elements of his or her own compensation.
Role of Compensation Consultant
Pursuant to its charter, the compensation and leadership committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as determined in its sole discretion, to assist in carrying out its responsibilities. The compensation and leadership committee has the authority to make all determinations regarding the engagement, fees and services of these advisors, and any such advisor reports directly to the compensation and leadership committee.
Accordingly, the compensation and leadership committee has engaged Compensia to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the compensation and leadership committee by Compensia in 2021 included the following:
•researched, analyzed and developed a proposed compensation peer group;
•provided advice with respect to compensation best practices, regulatory developments and market trends for executive officers and members of our board of directors;
•conducted an analysis of long-term incentive equity practices currently used by our compensation peer group and advised on the adjustment and design of our long-term incentive plans;
•conducted an analysis of the levels of overall compensation and each element of compensation for our executive officers;
•conducted an analysis of the levels of overall compensation and each element of compensation for the members of our board of directors;
•provided adjustment and design advice on our annual Executive Bonus Plan; and
•provided ad hoc advice and support throughout the year.
Representatives of Compensia attend all meetings of the compensation and leadership committee and communicate with the compensation and leadership committee outside of meetings. Compensia reports to the compensation and leadership committee rather than to management, although Compensia may meet with members of management, including our Chief Executive Officer, and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the compensation and leadership committee.

The compensation and leadership committee has assessed the independence of Compensia considering, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable Nasdaq listing standards and has concluded that its relationship with Compensia and its respective work on behalf of the compensation and leadership committee has not raised any conflict of interest.
Compensation Peer Group
Given our unique history and business, market competitors and geographical location, the compensation and leadership committee believes that the competitive market for executive talent includes publicly traded technology companies, including Internet-based consumer, product, and services companies. Accordingly, it develops a compensation peer group to contain a carefully selected cross-section of public companies using factors described below, with revenues and market capitalizations that are similar to ours and that may also compete in a similar market for executive talent.
Each year, in the fourth quarter, the Company reviews its standards and benchmarks for setting executive compensation including for our NEOs, for the upcoming fiscal year. One of the benchmarks we use is the peer group reference. In October 2020, the compensation and leadership committee directed Compensia to formulate a group of peer companies to be used as a reference for market positioning and for assessing competitive market practices in connection with making 2021 executive compensation decisions. Compensia reviewed the pool of U.S.-based publicly traded companies, taking into consideration our industry sector, the size of such companies (based on revenues and market capitalization) relative to our size and growth rate, and the following additional factors:
•the comparability of the company’s primary sales channels, including via the Internet;
•the company’s consumer products and/or business services focus;
•the comparability of the company’s operating history;
•the comparability of the company’s organizational complexities and growth attributes;
•the stage of the company’s maturity curve (which increases its likelihood of attracting the type of executive talent for whom we compete); and
•the comparability of the company’s operational performance (for consistency with our strategy and future performance expectations).
Following this review, Compensia recommended to the compensation and leadership committee a peer group of 19 information technology and consumer-oriented companies, which the compensation and leadership committee subsequently approved. The selected companies had revenues ranging from $555 million to $1.9 billion and market capitalizations ranging from $219 million to $5.6 billion, and similar consumer product and subscription businesses. The compensation and leadership committee reviewed the compensation data drawn from the compensation peer group to develop a representation of the “competitive market” specifically tailored to GoPro with respect to current executive compensation levels and related policies and practices. The compensation and leadership committee then evaluated how its contemplated compensation actions and decisions compared to the competitive market.
The companies comprising the 2021 compensation peer group are as follows:

Acushnet Holdings	Fossil Group	Movado Group	Stitch Fix
Axon Enterprise	Gogo	NETGEAR	Universal Electronics
Callaway Golf Company	Groupon	Plantronics (Poly)	Vista Outdoor
Crocs	iRobot	Shutterstock	YETI Holdings
Fitbit	MoneyGram International	Sonos

The compensation and leadership committee does not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, solely using benchmarking as guidance. The compensation and leadership committee, however, does believe that information regarding the compensation practices at our compensation peer group is useful in two respects. First, the compensation and leadership committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages.
Other Compensation Policies
Compensation Recoupment Policy
We maintain a compensation recoupment policy applicable to cash incentive-based compensation awards paid to our executive officers. In the event of a substantial restatement of financial results filed with the Securities and Exchange Commission, the policy permits the board, if the board determines appropriate under the circumstances, and the executive officer engaged in fraud or intentional illegal conduct that materially contributed to the restatement, to seek recovery of all or any portion of the cash incentive awards paid or awarded to an executive officer in excess of the awards that would have been paid or awarded based on the restated financial results.
In addition, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as applicable to all public companies, we may be legally required to seek reimbursement from our Chief Executive Officer and Chief Financial Officer if, as a result of their misconduct, we restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws.
Equity Grant Policy
It is our policy to avoid the granting of equity awards close in time to the release of material non-public information, and we have adopted a written equity grant policy to specify the timing of the effectiveness of our equity awards to avoid such timing. This policy, which we review annually and update as necessary, provides the following guidelines to be observed by the compensation and leadership committee and our board of directors in administering the grant of equity awards under our equity compensation plans in 2021:

•upon our IPO, when the 2014 Plan became effective, our board of directors delegated to the compensation and leadership committee the express authority to administer our 2014 Plan, including the authority to grant awards under the 2014 Plan;
•our board of directors has delegated to the equity management committee (a committee consisting solely of our Chief Executive Officer) the non-exclusive authority to grant equity awards under the 2014 Plan to employees below the level of executive staff vice president (i.e., employees who are not Section 16 officers and who are not listed as members of our management team in our investor relations website) where the awards fall within standard guidelines approved by the compensation and leadership committee and subject to a limitation on the number of shares of our common stock that may be granted in any year;
•equity awards approved by the management committee will be periodically granted on the 15th day of February, May, August or November;
•all equity awards granted outside the equity management committee guidelines or to our employees at or above the level of vice president who serve on the Company’s executive staff must be approved by the compensation and leadership committee; and
•all equity awards to the non-employee members of our board of directors will be granted automatically in accordance with the terms of our Director Compensation Policy.
Under our 2014 Plan, the exercise price of any option to purchase shares of our Class A common stock may not be less than the fair market value (based on the market closing price) of our Class A common stock on the date of grant.
Stock Ownership Guidelines
The Company maintains stock ownership guidelines to better align the interests of our Chief Executive Officer, our President, our Chief Operating Officer, our Chief Financial Officer, our other Section 16 Officers, and our non-employee directors with the interests of our stockholders. Pursuant to the stock ownership guidelines, our Chief Executive Officer is required to achieve ownership of our common stock valued at five times his annual base salary within five years of becoming a Section 16 Officer. Our President, Chief Operating Officer, Chief Financial Officer and other Section 16 Officers are required to achieve ownership of our common stock valued at two times their annual base salary within five years of becoming a Section 16 Officer. Our non-employee directors are required to achieve ownership of our common stock valued at five times the amount of the annual retainer payable to directors within five years of joining our board of directors. The ownership levels of our directors and executive officers as of March 31, 2022, are set forth in the beneficial ownership table section below, and all have met the requirements of, and were in compliance with, our stock ownership guidelines as of March 31, 2022.
Derivatives Trading and Hedging and Pledging Policies
We have adopted a policy prohibiting our employees, including our executive officers, and members of our board of directors from speculating in our equity securities, including the use of short sales or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging, pledging or monetization transactions or trading on margin and other similar or related arrangements, with respect to the securities that they hold. Finally, no employee, including an executive officer, or member of our board of directors may acquire, sell, or trade in any interest or position relating to the future price of our equity securities.
Rule 10b5-1 Sales Plans
From time to time, certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. The adoption, amendment, termination and certain other actions with respect to Rule 10b5-1 plans must comply with the terms of our Policy on Securities Trades by GoPro, Inc. Personnel and the GoPro, Inc. Requirements for Trading Plans.
Frequency of Say-on-Pay Advisory Vote
At our 2021 annual meeting of stockholders, our stockholders selected, annually as the frequency at which stockholders will vote on a non-binding advisory basis to approve the compensation to be paid by us to our NEOs. After careful consideration, the nominating and governance committee and board of directors recommended and approved that future advisory votes on compensation of our NEOs be held on an annual basis, beginning at our 2022 annual meeting. Our board of directors believes holding an annual non-binding advisory vote is desirable because it provides immediate and direct input from our stockholders on our compensation principles and practices as disclosed in the proxy statement every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation of NEOs, expected to be held at our 2027 annual meeting of stockholders.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers.
The Tax Cuts and Jobs Act enacted in December 2017 repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation,” including stock option grants, effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017, and which have not subsequently been materially modified.

Accounting for Stock-Based Compensation
The compensation and leadership committee considers the potential accounting treatment in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is FASB ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards.
FASB ASC Topic 718 requires us to recognize the grant date fair value of all share-based payment awards to employees in our financial statements, including grants of options to purchase shares of our Class A common stock as well as RSUs and PSUs that may be settled for shares of our Class A common stock.
FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our executive officers, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).
Compensation-Related Risks
Our board of directors is responsible for the oversight of our risk profile, including compensation-related risks. The compensation and leadership committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. In November 2021, our compensation and leadership committee conducted a review of our compensation programs, including our executive compensation program, and, based on this review, determined that the level of risk associated with these programs is not reasonably likely to have a material adverse effect on the Company.
Executive Compensation Decisions for 2021
Base Salary for Named Executive Officers
In February 2021, the compensation and leadership committee increased Mr. Woodman's base salary to $850,000 effective January 1, 2021. In February 2021, the compensation and leadership committee also reviewed Mr. McGee, Ms. Lapic, Ms. Saltman and Mr. Jahnke's base salaries based on an analysis prepared by Compensia regarding the competitive market, as well as the performance of these NEOs as evaluated by our Chief Executive Officer. At that time, the compensation and leadership committee approved a base salary of $575,000 for Mr. McGee, $457,000 for Ms. Lapic, $438,000 for Ms. Saltman and $412,000 for Mr. Jahnke. In May 2021, Ms. Saltman was promoted to Senior Vice President, Chief Legal Officer, and her base salary was increased to $455,000.
The base salaries of our NEOs during 2021 are set forth in the “2021 Summary Compensation Table” below.
Annual Cash Bonuses for Named Executive Officers
In February 2021, the compensation and leadership committee designed cash bonus opportunities for our executive officers, including our NEOs. The compensation and leadership committee exercised its authority to select net revenue, pre-tax profit/loss and paid subscriptions weighted at 25%, 50% and 25% respectively, as the performance measures for the 2021 annual cash bonus opportunities for our executive officers, and also established the related threshold and target performance levels for each of these measures.
Under the 2021 Executive Bonus Plan, the performance measures involving our financial results could be determined in accordance with GAAP, or such financial results could consist of non-GAAP financial measures, subject to adjustment by the compensation and leadership committee for one-time items or unbudgeted or unexpected items when determining whether the target levels for the performance measures had been met.
Individual payouts of between 0% and 130% of funded bonuses (with the aggregate individual payouts not to exceed the overall funding level of the plan itself) would also reflect individual performance, based on a review of each executive officer’s actual performance during the year, as ultimately determined by our compensation and leadership committee.
Target Bonus Opportunities
For 2021, the target annual cash bonus opportunities for each of our NEOs under the 2021 Bonus Plan, expressed as a percentage of his or her annual base salary, were as follows:

Named Executive Officer	Annual Base Salary ($)	Target Bonus Opportunity (as a percentage of base salary) (%)	Target Bonus Opportunity ($)
Nicholas Woodman	850,000	100	850,000
Brian McGee	575,000	75	431,250
Aimée Lapic	457,000	60	274,200
Eve Saltman (1)	448,523	60	253,608
Dean Jahnke (2)	412,000	75	309,000
(1)Ms. Saltman's annual base salary for 2021 is the weighted average of her $438,000 annual base salary from January 1, 2021 to May 10, 2021, and her $455,000 annual base salary from May 11, 2021 to December 31, 2021. Ms. Saltman's annual target bonus opportunity for 2021 was 50% target bonus opportunity from January 1, 021 to May 10, 2021, and 60% from May 11, 2021 to December 31,2021.
(2)Mr. Jahnke's target bonus opportunity (as a percentage of base salary) includes a split reflecting 50% on the executive bonus plan and 25% on the sales incentive plan.

The target financial objectives reflected our annual operating plan while, at the same time, allowed for recognition of individual contributions toward achievement of those objectives and the successful execution of each executive’s individual roles and responsibilities. Target bonus opportunities differ among NEOs based on market data, position and level.

Corporate Performance Objectives
For purposes of the 2021 Executive Bonus Plan, the compensation and leadership committee selected net revenue, pre-tax profit/loss and subscriptions as the corporate performance measures weighted at 25%, 50% and 25% respectively, each corresponding to a plan funding level of between 50% and 150%, based on our actual performance between threshold, target, and maximum levels. These metrics were chosen to prioritize our focus on top and bottom line growth as well as our growing subscriptions business. The Executive Bonus Plan would have a funding level of 0% for actual performance below the threshold level, with the combined component percentages (either a percentage between 50% and 150% or 0%) determining the plan funding percentage of between 50% and 150% calculated on a straight-line basis between the respective threshold and target percentages. The target levels for the 2021 corporate performance measures were as follows:
The compensation and leadership committee believed these performance measures and weightings were appropriate for our business in 2021, as the Company continued to focus on our top and bottom line while growing our subscription business. The compensation and leadership committee established target performance levels for each measure at levels that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.
50% of each executive's bonus target would be attributable to the period ending June 30, 2021 (the "First Half" and the "First Half Bonus Target") and 50% to the period ending December 31, 2021 (the "Second Half" and the "Second Half Bonus Target"). In addition, each executive would be eligible to earn up to an additional 50% of their full bonus target (the "Annual Kicker"). The threshold and target levels of achievement for each corporate performance measure and their respective plan funding percentages, with the actual plan funding percentage with respect to each measure to be determined independently were as follows:

2021 1H Bonus Metrics

Company Performance Component(1)		Threshold	Target
Net Revenue (2)	Level of Attainment	$390,000,000	$422,000,000
	Component Funding	50%	100%
Pre-Tax Profit/Loss (2) (3)	Level of Attainment	$4,000,000	$6,000,000
	Component Funding	50%	100%
Subscription (4)	Level of Attainment	900,000 Paid Subscribers	1,000,000 Paid Subscribers
	Component Funding	50%	100%

2021 2H Bonus Metrics

Company Performance Component(1)		Threshold	Target
Net Revenue (2)	Level of Attainment	$610,000,000	$678,000,000
	Component Funding	50%	100%
Pre-Tax Profit/Loss (2) (3)	Level of Attainment	$81,000,000	$97,000,000
	Component Funding	50%	100%
Subscription (4)	Level of Attainment	1,450,000 Paid Subscribers	1,550,000 Paid Subscribers
	Component Funding	50%	100%

2021 Annual Kicker Bonus Metrics

Company Performance Component(1)		Target	Maximum
Net Revenue (2)	Level of Attainment	1,100,000,000	$1,200,000,000
	Component Funding	50%	50%
Pre-Tax Profit/Loss (2) (3)	Level of Attainment	103,000,000	$120,000,000
	Component Funding	—%	50%
Subscription (4)	Level of Attainment	1,450,000 Paid Subscribers	1,800,000 Paid Subscribers
	Component Funding	—%	50%

(1)All levels of attainment between the threshold and target or between the target and maximum would be subject to linear interpolation in order to determine the component funding percentage.
(2)Net revenue would be calculated by our finance department and verified by our executive management, subject to certification and final approval by our compensation and leadership committee.

(3)Pre-tax profit/loss would be determined on a non-GAAP basis, which excludes stock compensation expenses, intangible charges, and other one-time charges as appropriate but includes bonus expense (including bonus payments under this 2021 Executive Bonus Plan).

(4)Subscription refers to the total number of GoPro Subscription paid subscribers measured as of the end of the fiscal year.

After the overall level of funding under the 2021 Executive Bonus Plan was determined (between 50% and 150%), our compensation and leadership committee could then adjust individual payouts between 0% and 130% of funded levels, provided that the aggregate bonus payouts under the plan could not exceed the overall level of funding of the plan itself.
2021 Performance Results and Bonus Decisions
In August 2021, the compensation and leadership committee determined that, based on actual 2021 First Half performance with respect to each corporate performance measure, all metrics exceeded target attainment and weighted and combined payout results were at 100% of First Half Bonus Target opportunities.
Executive 1H

Metric	Weight	Scenario Payout % of Target	Weighted Total Payout
Revenue	25%	100%	25%
Non GAAP Pre-Tax Profit/Loss (post bonus)	50%	100%	50%
GoPro Paid Subscribers	25%	100%	25%
			100%
In February 2022, the compensation and leadership committee determined that, based on actual 2021 Second Half performance with respect to each corporate performance measure, all metrics exceeded target attainment and weighted and combined payout results were at 100% of Second Half Bonus Target opportunities.
Executive 2H

Metric	Weight	Scenario Payout % of Target	Weighted Total Payout
Revenue	25%	100%	25%
Non GAAP Pre-Tax Profit/Loss (post bonus)	50%	100%	50%
GoPro Paid Subscribers	25%	100%	25%
			100%
In addition, the compensation and leadership committee determined that, based on actual 2021 full year performance with respect to each corporate performance measure, weighted and combined payout results were at an additional 34% of the annual kicker target bonus opportunities.
Executive Full Year

Metric	Weight	Scenario Payout % of Target	Weighted Total Payout
Revenue	25%	31%	8%
Non GAAP Pre-Tax Profit/Loss (post bonus)	50%	50%	25%
GoPro Paid Subscribers	25%	5%	1%
			34%

Long-Term Incentive Compensation
Equity Awards for Named Executive Officers
In 2021, the compensation and leadership committee directed Compensia to review the various long-term incentive vehicles used by our peers and determined that designing a compensation plan using a mix of 25% stock options, 50% RSUs and 25% PSUs would be the best approach for us to attract and retain key talent in our industry and align our executive officers’ interests with the long-term interests of our stockholders. The PSU award would vest only if the committee determined that the "Threshold Profitability Hurdle” in pre-tax profit/loss and the "Threshold Subscription Hurdle," each weighted at 50%, for fiscal year 2021. If the committee determined that the Threshold Profitability Hurdle and Threshold Subscription Hurdle had not been achieved, none of the shares under the PSU award would vest and the PSU award will permanently and immediately cancel in full without consideration.

Company Performance Target (Bonus Weighting)		Threshold	Target	Maximum
Pre-Tax Profit/Loss (1) (2)	Level of Attainment	$85.0 million	$103.0 million	$120.0 million
	Component Funding	25%	100%	150%
Subscription	Level of Attainment	1,450K paid subscribers	1,550K subscribers	1,800K paid subscribers
	Component Funding	25%	100%	150%
In February 2021, Messrs. Woodman and McGee, Mses. Lapic and Saltman and Mr. Jahnke were awarded PSUs that may be settled in shares of our Class A common stock. In addition, our NEOs other than our CEO were awarded stock options to purchase shares of our Class A common stock and RSUs that may be settled in shares of our Class A common stock. These awards were based on the competitive market for their respective roles, contributions in 2020 and expected long-term contributions to GoPro.
In May 2021, Ms. Saltman was awarded additional PSUs and RSUs that may be settled in shares, as well as stock options to purchase shares, of our Class A common stock, all comprising her promotional equity award.
The equity awards granted to our NEOs in 2021 are set forth in the “2021 Summary Compensation Table” and the “2021 Grants of Plan-Based Awards Table” below.
2021 Compensation for our Chief Executive Officer
In February 2021, the compensation and leadership committee increased Mr. Woodman's base salary from his pre-waiver amount of $825,000 to $850,0000 effective January 1, 2021. In addition, Mr. Woodman's annual bonus target remained unchanged at 100% of his base salary.

Severance and Change in Control Arrangements
Employment Arrangements
We have entered into written employment offer letters to each of our executive officers, including our Chief Executive Officer and our other NEOs. Each of these arrangements was approved on our behalf by our board of directors or the compensation and leadership committee, as applicable. We believe that these arrangements were appropriate to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.
In entering into these arrangements, our board of directors or the compensation and leadership committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing environment. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly-competitive labor market. At the same time, our board of directors or the compensation and leadership committee, as applicable, was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.
Each of these employment arrangements provides for “at will” employment and sets forth the initial or ongoing compensation arrangements for the NEO, including an initial or ongoing base salary, a target annual cash bonus opportunity, and, in some instances, a recommendation for an equity award in the form of stock options, RSUs, or PSUs.
For a summary of the material terms and conditions of the employment arrangements with each of our NEOs, see “Employment, Severance and Change in Control Agreements” below.
Change in Control and Severance Policy
In January 2014, we adopted a Change in Control and Severance Policy, with payments and benefits triggered by a qualifying termination of employment in the event of a change in control of the Company applicable to our executive officers, including our NEOs and certain other employees, pursuant to which each individual entered into a written agreement governing such situations. We believe that the severance policy serves several objectives. First, it eliminates the need to negotiate separation payments and benefits on a case-by-case basis. Second, it helps assure an executive officer that his or her severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Third, it incentivizes our executive officers to remain employed and focused on their responsibilities during the pendency or negotiation of a change in control transaction, which we believe would help to preserve our value and the potential benefit to be received by our stockholders in the transaction. Finally, the Change in Control and Severance Policy is easier for us to administer than individually negotiated severance agreements, as it requires less time and expense in negotiation and execution.
The agreements with our executive officers, including each of our NEOs (other than our Chief Executive Officer) require us to provide certain payments and benefits upon a qualifying termination of employment, which includes a termination of employment without cause or where the NEO resigns with good reason, within three months preceding or 12 months following a change in control of our company. The receipt of these payments and benefits is contingent upon the NEO’s execution, delivery, and non-revocation of a release and waiver of claims satisfactory to us following the NEO's separation from service. In addition, for six months following the termination of employment, and as a condition to the payments and benefits, the NEO must cooperate with any transition efforts that we request and must not disparage us, or our directors, officers or employees. As noted in the following paragraph, Mr. Woodman, our Chief Executive Officer, is no longer a party to these agreements.
We entered into an employment letter with Mr. Woodman in June 2014, the terms of which supersede in their entirety the change in control and severance agreement he executed in January 2014. This employment letter sets forth the post-employment compensation arrangements for Mr. Woodman in the event of a qualifying termination of employment in connection with a change in control of GoPro.
For descriptions of the change in control severance arrangements with each of our NEOs, including an estimate of the amount payable upon a qualifying termination of employment, see “Arrangements with Our Named Executive Officers” below.
Executive Severance Policy
Subject to executing a written agreement setting forth the terms and conditions of the Executive Severance Policy, our senior leadership team, other than our Chief Executive Officer, and all our employees with the title of Vice President may receive benefits under our Executive Severance Policy. The compensation and leadership committee designated the following NEOs as participants in the Executive Severance Policy: Messrs. Woodman, McGee and Jahnke and Mses. Lapic and Saltman.
Under the Executive Severance Policy, if a participant undergoes a qualifying termination of employment (as defined in the Executive Severance Policy) and executes an irrevocable general release of claims in favor of GoPro within 60 days following such qualifying termination of employment, we will provide the participant the following severance payments and benefits (in addition to compensation and benefits earned by the participant but not yet paid through the termination date):
•Cash Severance. We will pay the participant a cash lump sum equal to 12 months of the participant’s base salary (less applicable deductions and withholding), as in effect immediately prior to the participant’s termination by GoPro or, in the case of voluntary termination by the participant with good reason (as defined in the policy), immediately prior to the occurrence of the event constituting good reason.
•COBRA Payments. Subject to the participant timely electing coverage in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), we will continue to pay the employer portions of such insurance premiums for the participant and/or his or her eligible dependents, as applicable, for up to 12 months following the participant’s termination. Such COBRA subsidies will cease, however, if a participant becomes eligible for comparable group medical, dental and/or vision insurance coverage under the plan(s) of a subsequent employer, or if the participant otherwise ceases to be eligible to receive COBRA coverage under our plan(s), before the end of the aforementioned 12-month period.

If the participant is or becomes eligible to receive any other cash severance payments and benefits from us comparable to those described in the “Cash Severance” paragraph above, including under a “double-trigger” arrangement in connection with a change in control of GoPro (such as under our Change in Control and Severance Policy), the participant will receive the greater of the payments and benefits under the Executive Severance Policy or under the other arrangement (such as the Change in Control and Severance Policy).

Finally, participants in the Executive Severance Policy are required to agree that, during the six-month period following their cessation of employment, they will cooperate with us in every reasonable respect, use their best efforts to assist us with the transition of their duties to their successors and not in any way or by any means disparage GoPro, the members of our board or our officers and employees.
For descriptions of the severance arrangements with each of our NEOs, including an estimate of the amount payable upon a qualifying termination of employment, see “Arrangements with Our Named Executive Officers” below.

2022 Base Salary for Named Executive Officers

In February 2022, the compensation and leadership committee reviewed Mr. Woodman's base salary and determined it would remain unchanged for 2022. The compensation and leadership committee also reviewed Mr. McGee's, Ms. Lapic’s, Ms. Saltman's and Mr. Jahnke's base salaries based on an analysis prepared by Compensia regarding the competitive market, as well as the performance of these NEO’s as evaluated by our Chief Executive Officer. At that time, the compensation and leadership committee approved a base salary of $700,000 for Mr. McGee, $475,000 for Ms. Lapic. $470,000 for Ms. Saltman and $432,000 for Mr. Jahnke.

2021 Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our NEOs for 2021, 2020 and 2019.

Name and Principal Position	Year		Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Nicholas Woodman,	2021		850,000	3,121,199	—	1,139,000	166	(5)	5,110,365
Chief Executive Officer	2020	(4)	240,962	2,934,573	—	0	160	(5)	3,175,695
	2019		800,000	4,157,196	—	544,000	154	(5)	5,501,350
Brian McGee	2021		575,000	869,475	290,055	577,875	166	(5)	2,312,571
Executive Vice President, Chief Financial Officer and Chief Operating Officer	2020		525,000	887,473	292,535	—	160	(5)	1,705,168
	2019		505,137	1,106,347	361,027	257,620	154	(5)	2,230,285
Aimée Lapic,(6)	2021		457,000	568,500	189,651	367,428	166	(5)	1,582,745
Senior Vice President, Chief Digital and Marketing Officer	2020		294,615	1,312,632	459,759	—	828	(7)	2,067,834
Eve Saltman,	2021		448,895	659,979	220,888	345,182	166	(5)	1,675,110
Senior Vice President, Corporate/Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer	2020		424,616	496,980	163,820	—	11,151	(8)	1,096,567
	2019		375,000	603,464	196,924	127,500	11,354	(9)	1,314,242
Dean Jahnke,(10)	2021		412,000	468,177	156,183	409,019	1,366	(11)	1,446,745
Senior Vice President, Global Sales & Channel Marketing	2020		399,808	496,980	163,820	—	12,760	(12)	1,073,368
	2019		375,000	704,038	229,745	191,250	11,354	(9)	1,511,387

(1) The amounts reported in this column represent the aggregate grant date fair value of the RSUs or PSUs, as applicable, made to each NEO in 2021, 2020 and 2019 computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. For all three years, PSUs were included in in the mix of equity awards granted to our NEOs and are included in the "Stock Awards" column in the table above, along with time-based RSUs. The performance metrics selected for the PSUs in each year were based solely on internal Company goals for a single fiscal year (FY 2019 (revenue), FY 2020 (revenue, profitability and subscriptions), FY 2021 (revenue, profitability and subscriptions)) and, as such, the PSUs were determined to be performance awards under FASB ASC Topic 718.

The grant date fair value for both time-based RSU and PSU awards was determined to be equal to the closing price of our Class A common stock on the date of grant.

The number of PSUs that ultimately vest, if any, depends on whether the Company achieves certain levels of performance with respect to the designated performance measures. The grant date fair values of the PSUs included in this column are based on payouts at target, which we determined, in accordance with the applicable stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards at the time of grant. The table below shows the grant date fair value of the PSUs granted during fiscal 2021, assuming that: (i) our performance with respect to those performance measures will be at target levels (i.e., probable performance); and (ii) our performance with respect to those performance measures will be at levels that would result in a maximum payout.

Note that the amounts reported in this column and the table, below, reflect the accounting cost for these RSUs or PSUs, as applicable, and do not correspond to the actual economic value that may be received by the NEO.

Name	Fiscal Year of Grant	Grant Date Fair Value (Target/Probable Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)
Nicholas Woodman	2021	3,121,199	4,681,802
Brian McGee	2021	289,822	434,734
Aimée Lapic	2021	189,500	284,254
Eve Saltman	2021	219,992	329,997
Dean Jahnke	2021	156,056	234,089

(2)The amounts reported in this column represent the aggregate grant date fair value of option awards made to each NEO in 2021, 2020 and 2019 computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the option awards reported in the Option Awards column are set forth in Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 11, 2022. Note that the amounts reported in this column reflect the accounting cost for these options and do not correspond to the actual economic value that may be received by the NEO.
(3)The amounts reported in this column represent the NEO’s annual cash bonus awards, which for 2021 and 2019, we awarded under the 2021 Executive Bonus Plan and the 2019 Executive Bonus Plan respectively, based on the compensation and leadership committee’s determination of individual and overall company performance. No bonus was paid for 2020 under the 2020 Executive Bonus Plan.
(4)In April 2020, our CEO volunteered to forego the remainder of his salary through the end of 2020 due to the impact of the Covid-19 pandemic on the business.
(5)Represents the value of corporate merchandise.
(6)Ms. Lapic, was hired as Senior Vice President, Chief Digital Officer starting April 2020 and in August 2020 her role expanded to Senior Vice President, Chief Digital and Marketing Officer. Ms. Lapic was designated by the Board as a Section 16 officer in October 2020.
(7)Represents $638.46 in matching 401(k) account contributions, $160 in value of corporate merchandise and $30 of gym reimbursement.
(8)Represents $10,991 in matching 401(k) account contributions and $160 in value of corporate merchandise.
(9) Represents $11,200 in matching 401(k) account contributions and $154 in value of corporate merchandise.
(10)Mr. Jahnke was promoted to Vice President, Global Sales in June 2018 and designated by the Board as a Section 16 officer on February 4, 2019.
(11)Represents $1,200 in waived medical reimbursement and $166 in value of corporate merchandise.
(12)Represents $11,400 in matching 401(k) account contributions, $1,200 in waived medical reimbursement and $160 in value of corporate merchandise.

2021 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2021 for each of our NEOs under any plan. This information supplements the information about these awards set forth in the 2021 Summary Compensation Table. All options and stock awards represented in the table below were granted pursuant to our 2014 Plan, unless otherwise noted.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type	Grant Date	Approval Date	Threshold ($)(1)	Target ($)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)	All Other Stock Awards: Number of Shares or Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Nicholas Woodman	Cash	N/A	—	425,000	850,000	1,275,000
	PSU(5)	02/23/2021	02/23/2021	—	—	—	98,647	394,589	591,884	—	—	—	3,121,199
Brian McGee	Cash	N/A	—	215,625	431,250	646,875	—	—	—	—	—	—	—
	PSU(5)	02/23/2021	02/23/2021	—	—	—	9,160	36,640	54,960	—	—	—	289,822
	RSU(6)	02/23/2021	02/23/2021	—	—	—	—	—	—	73,281	—	—	579,653
	Option(7)	02/23/2021	02/23/2021	—	—	—	—	—	—	—	63,353	7.91	290,055
Aimée Lapic	Cash	N/A	—	137,100	274,200	411,300	—	—	—	—	—	—	—
	PSU(5)	02/23/2021	02/23/2021	—	—	—	5,989	23,957	35,936	—	—	—	189,500
	RSU(6)	02/23/2021	02/23/2021	—	—	—	—	—	—	47,914	—	—	379,000
	Option(7)	02/23/2021	02/23/2021	—	—	—	—	—	—	—	41,423	7.91	189,651
Eve Saltman	Cash	N/A	—	131,400	262,800	394,200	—	—	—	—	—	—	—
	PSU(5)	02/23/2021	02/23/2021				5,285	21,139	31,709				167,209
	RSU(6)	02/23/2021	02/23/2021	—	—	—	—	—	—	42,277	—	—	334,411
	Option(7)	02/23/2021	02/23/2021	—	—	—	—	—	—	—	36,550	7.91	167,341
	PSU(5)	05/17/2021	05/11/2021				1,334	5,337	8,006				52,783
	RSU(8)	05/17/2021	05/11/2021	—	—	—	—	—	—	10,675	—	—	105,576
	Option(9)	05/17/2021	05/11/2021	—	—	—	—	—	—	—	9,218	9.89	53,547
Dean Jahnke	Cash	N/A	—	154,500	309,000	463,500	—	—	—	—	—	—	—
	PSU(5)	02/23/2021	02/23/2021				4,932	19,729	29,594	—	—	—	156,056
	RSU(6)	02/23/2021	02/23/2021	—	—	—	—	—	—	39,459	—	—	312,121
	Option(7)	02/23/2021	02/23/2021	—	—	—	—	—	—	—	34,113	7.91	156,183
(1)As set forth under the 2021 Executive Bonus Plan, the threshold amount represents corporate financial performance of (i) achievement of net revenue at $1.0 billion, (ii) achievement of pre-tax profit/loss of $85.0 million and (iii) achievement of the GoPro Subscription paid subscribers of 1,450 thousand, which, together, would result in an overall plan funding level of 50% (and individual bonus payouts at 50% of annual target bonus opportunities for 2021, subject to adjustment by the compensation and leadership committee).
(2)As set forth under the 2021 Executive Bonus Plan, the maximum amount represents corporate financial performance of (i) achievement of net revenue at $1.2 billion, (ii) achievement of pre-tax profit/loss of $120.0 million and (iii) achievement of the GoPro Subscription paid subscribers of 1,800 thousand, which, together, would result in an overall plan funding level of 150% (and individual bonus payouts at 150% of annual target bonus opportunities for 2021, subject to adjustment by the compensation and leadership committee).
(3)The amounts in these columns represent the threshold, target, and maximum number of shares that may be earned and vest with respect to performance-based restricted stock units granted during fiscal 2021.

(4)The amounts reported in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The grant date fair value for PSU awards was computed based on achievement of the PSU awards’ performance at 100% of the target number of shares granted, which was the probable outcome of the performance conditions on the grant date. The grant date fair value for both RSUs and PSUs was determined to be equal to the closing price of our Class A common stock on date of grant. The assumptions used in calculating the grant date fair value of the option awards reported in the Option Awards column are set forth in Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 11, 2022. Note that the amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the NEO.
(5)The PSUs granted on February 23, 2021, and May 17, 2021, are scheduled to vest between February 15, 2022, and February 15, 2024, subject to the satisfaction of the defined performance conditions for the performance period beginning on January 1, 2021, and ending on December 31, 2021, as determined by the committee.

The determination of the number of PSUs granted which are ultimately deemed to have been earned will be based on two equally-weighted metrics, the Profitability Attainment Metric (50% of the PSUs granted) and the Subscription Attainment Metric (50% of the PSUs granted). If the committee determines both the Threshold Profitability Hurdle and the Threshold Subscription Hurdle had not been achieved, none of the shares under the PSU awards will vest and all PSUs subject to the award will immediately be forfeited in their entirety. If the Threshold Hurdle or higher of one or both metrics is determined by the committee to have been achieved the number of PSUs earned will be determined according to the Hurdle Schedule and the earned PSUs subject to that Hurdle will then be subject to the time-based vesting schedule described below.

	% PSUs Granted that are Earned
Performance Metric	Threshold	Target	Maximum
50% Profitability Attainment Hurdle	25%	100%	150%
50% Subscription Attainment Hurdle	25%	100%	150%

If the achievement against either of the Hurdles falls between the Threshold and the Target or between the Target and the Maximum, the committee will determine the number of PSUs subject to that metric which will be deemed to have been earned and become subject to the time-based vesting.

After the number of earned PSUs has been determined, 1/3rd of the earned PSUs will vest on the later of (x) February 15, 2022, or (y) the date when the committee determines the Hurdle(s) achieved, and the remaining earned PSUs will vest quarterly thereafter as to 1/12th of the earned PSUs on the 15th of each of February, May, August and November, subject to the participant’s continued service to the Company through each vesting date. Earned but unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.

(6)    One-fourth of the total RSUs granted will vest on February 15, 2022, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.

(7)    One-fourth of the total options granted vested on February 15, 2022, and an additional 1/48th will vest monthly thereafter until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and severance agreement between the participant and the Company.
(8)One-fourth of the total RSUs granted will vest on May 15, 2022, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(9)One-fourth of the total options granted will vest on May 15, 2022, and an additional 1/48th will vest monthly thereafter until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and severance agreement between the participant and the Company.

Outstanding Equity Awards at December 31, 2021 Table
The following table provides information concerning unexercised options, stock that has not vested and outstanding equity incentive plan awards for each NEO as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Options Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Award Type	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(2)	Award Type	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nicholas Woodman	—	—		—	—	PSU(3)	25,237	260,193	N/A	—	—
	—	—		—	—	PSU(4)	224,767	2,317,348	N/A	—	—
	—	—		—	—	PSU(5)	509,811	5,256,151	N/A	—	—
Brian McGee	30,000(6)	0		28.54	10/14/2025	RSU(7)	12,615	130,061	N/A	—	—
	86,800(8)	0		10.71	02/02/2026	RSU(9)	48,846	503,602	N/A	—	—
	113,636(10)	0		9.44	02/14/2027	RSU(11)	108,759	1,121,305	N/A	—	—
	16,789(12)	8,395(12)		5.74	05/14/2028	RSU(13)	73,281	755,527	N/A	—	—
	67,871(14)	27,948(14)		7.55	05/14/2029	PSU(3)	2,239	23,084	N/A	—	—
	12,506(15)	78,367(15)		4.08	02/17/2030	PSU(4)	22,657	233,594	N/A	—	—
	0(16)	63,353(16)		7.91	02/22/2031	PSU(5)	47,337	488,044	N/A	—	—
Aimée Lapic	0(17)	140,254(17)		3.81	05/14/2030	RSU(18)	172,262	1,776,021	N/A	—	—
	0(16)	41,423(16)	7,	7.91	02/22/2031	RSU(13)	47,914	493,993	N/A	—	—
	—	—		—	—	PSU(4)	35,886	369,985	N/A	—	—
	—	—		—	—	PSU(5)	30,953	319,125	N/A	—	—
Eve Saltman	126,634(19)	12,255(19)		5.58	04/15/2028	RSU(20)	22,368	230,614	N/A	—	—
	27,020(14)	15,245(14)		7.55	05/14/2029	RSU(9)	26,644	274,700	N/A	—	—
	25,133(15)	43,886(15)		4.08	02/17/2030	RSU(11)	60,905	627,931	N/A	—	—
	0(16)	36,550(16)		7.91	02/22/2031	RSU(13)	42,277	435,876	N/A	—	—
	0(21)	9,218(21)		9.89	05/16/2031	RSU(22)	10,675	110,059	N/A	—	—
	—	—		—	—	PSU(3)	1,222	12,599	N/A	—	—
	—	—		—	—	PSU(4)	12,687	130,803	N/A	—	—
	—	—		—	—	PSU(5)	27,313	281,597	N/A	—	—
	—	—		—	—	PSU(5)	6,896	71,098	N/A	—	—
Dean Jahnke	9,600(23)	0		16.39	04/30/2024	RSU(9)	31,084	320,476	N/A	—	—
	46,354(24)	9,272(24)		5.83	08/14/2028	RSU(11)	60,905	627,931	N/A	—	—
	43,191(14)	17,785(14)		7.55	05/14/2029	RSU(13)	39,459	406,822	N/A	—	—
	37,133(15)	43,886(15)		4.08	02/17/2030	PSU(3)	1,425	14,692	N/A	—	—
	0(16)	34,113(16)		7.91	02/22/2031	PSU(4)	12,687	130,803	N/A	—	—
	—	—		—	—	PSU(5)	25,489	262,792	N/A	—	—
(1)Represents the fair market value of a share of our Class A or Class B common stock, as applicable. For options granted pre-IPO, market value of our common stock was determined by our board of directors on the date of grant. For options granted after our IPO, market value is the closing price of our Class A common stock on the date of grant. See Note 6 to the audited financial statements included in our

Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 11, 2022, for a discussion of the valuation of our Class A common stock.
(2)The amounts in these columns represent shares of restricted stock units with service-based vesting requirements, including PSUs for which the performance conditions have been satisfied but are subject to additional time-based service requirements. The PSUs for which the performance conditions have been satisfied continue to be denoted as "PSUs" in these columns for reference. The share numbers and values for the 2019 PSUs for which the performance conditions have been met reflect a downward adjustment to 55% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 18, 2020. The share numbers and values for the 2020 PSUs for which the performance conditions have been met reflect a downward adjustment to 75% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 10, 2021.The share numbers and values for the 2021 PSUs for which the performance conditions have been met reflect an upward adjustment to 129.2% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 02, 2022.
(3)After the number of earned PSUs was determined by the compensation and leadership committee on February 18, 2020, 1/3rd of the earned PSUs vested on February 18, 2020, and the remaining earned PSUs will vest quarterly on the 15th of each of February, May, August and November, until the PSUs are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(4)After the number of earned PSUs was determined by the compensation and leadership committee on February 10, 2021, 1/3rd of the earned PSUs vested on February 15, 2021, and the remaining earned PSUs will vest quarterly on the 15th of each of February, May, August and November, until the PSUs are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(5)After the number of earned PSUs was determined by the compensation and leadership committee on February 02, 2022, 1/3rd of the earned PSUs vested on February 15, 2022, and the remaining earned PSUs will vest quarterly on the 15th of each of February, May, August and November, until the PSUs are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(6)One-fourth of the total options granted vested on September 28, 2016, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(7)One-fourth of the total RSUs granted vested on February 15, 2019, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to Mr. McGee’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between Mr. McGee and the Company.
(8)One-fourth of the total options granted vested on February 03, 2017, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(9)One-fourth of the total RSUs granted vested on February 15, 2020, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(10)One-sixth of the total options granted vested on August 15, 2017, and an additional 1/36th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(11)One-fourth of the total RSUs granted vested on February 15, 2021, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(12)One-fourth of the total options granted vested on February 15, 2019, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(13)One-fourth of the total RSUs granted vested on February 15, 2022, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(14)One-fourth of the total options granted vested on February 15, 2020, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(15)One-fourth of the total options granted vested on February 15, 2021, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(16)One-fourth of the total options granted vested on February 15, 2022, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(17)One-fourth of the total options granted vested on May 15, 2021, and an additional 1/48th will vest monthly thereafter until the options are fully vested, subject to Ms. Lapic’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and severance agreement between Ms. Lapic and the Company.
(18)One-fourth of the total RSUs granted vested on May 15, 2021, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to Ms. Lapic’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between Ms. Lapic and the Company.
(19)One-fourth of the total options granted vested on March 29, 2019, and an additional 1/48th will vest monthly thereafter until the options are fully vested, subject to Ms. Saltman’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested subject to the terms of the change in control and severance agreement between Ms. Saltman and the Company.
(20)One-fourth of the total RSUs granted vested on April 15, 2019, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to Ms. Saltman’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between Ms. Saltman and the Company.
(21)One-fourth of the total options granted will vest on May 15, 2022, and an additional 1/48th will vest monthly thereafter until the options are fully vested, subject to Ms. Saltman’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested subject to the terms of the change in control and severance agreement between Ms. Saltman and the Company.
(22)One-fourth of the total RSUs granted will vest on May 15, 2022, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to Ms. Saltman’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between Ms. Saltman and the Company.
(23)One-fourth of the total options granted vested on March 31, 2015, and an additional 1/48th vested monthly thereafter until the option was fully vested. Mr. Jahnke received this stock option award on May 01, 2014, prior to our IPO under the 2010 Plan. All options under the 2010 Plan entitle the option holder to conduct a cash exercise and request that our Class B common stock be issued to settle the exercise. Any other exercise type, and a cash exercise absent such a request, would be settled in our Class A common stock. These options are now fully vested.
(24)One-fourth of the total options granted vested on August 15, 2019, and an additional 1/48th will vest monthly thereafter until the options are fully vested, subject to Mr. Jahnke’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and severance agreement between Mr. Jahnke and the Company.

Option Exercises and Stock Vested Table
The following table provides information concerning the exercise of options and the vesting of RSUs and PSUs in 2021 for each NEO as of December 31, 2021. Value realized on vesting of RSUs and PSUs is based on the fair market value of our Class A common stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect the proceeds received by the NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Nicholas Woodman	—	—	415,625	3,848,041
Brian McGee	92,027	387,186	113,970	955,936
Aimée Lapic	91,889	647,463	107,665	1,022,674
Eve Saltman	79,189	263,821	78,639	730,056
Dean Jahnke	—	—	66,808	560,311

Change in Control Arrangements with our Named Executive Officers
Arrangements with Mr. Woodman
Under his employment letter dated June 2, 2014, Mr. Woodman is eligible to receive severance payments and benefits upon a qualifying termination of employment, including a termination of employment in connection with a change in control of our company.
If Mr. Woodman’s employment is terminated by us for any reason other than cause or he resigns for good reason prior to a change in control of GoPro, he will be eligible to receive:
•a single lump sum payment equal to the sum of 12 months of his then-current base salary and target bonus (assuming a 150% achievement threshold);
•an additional payment equal to the pro-rata portion of his actual target bonus for the year of his termination of employment; and
•continuation of COBRA benefits for 12 months following his termination of employment (or if applicable law requires otherwise, a lump sum payment equal to that amount).
If Mr. Woodman’s employment is terminated by us for any reason other than cause or he resigns for good reason within 24 months following a change in control of GoPro, he will be eligible to receive:
•a single lump sum payment equal to the sum of 24 months of his then-current base salary and target bonus (assuming a 150% achievement threshold);
•an additional payment equal to the pro-rata portion of his actual target bonus for the year of his termination of employment;

•full accelerated vesting of all the shares of our common stock subject to his then-outstanding and unvested equity awards, if any; and
•continuation of benefits under COBRA for 18 months following his termination of employment (or if applicable law requires otherwise, a lump sum payment equal to that amount).
These payments and benefits are conditioned on Mr. Woodman’s execution and delivery of an irrevocable release and waiver of claims to us within the 60 days following his termination of employment.
Further, if we undergo a change in control, any payments that would be “parachute payments” within the meaning of Section 280G of the Code will be reduced so that Mr. Woodman retains, on an after-tax basis, the greatest amount of these payments.

Arrangements with our other NEOs
Our other NEOs are eligible to receive severance payments and benefits upon a qualifying termination of employment, including a termination of employment in connection with a change in control of our company.
Pursuant to their change in control and severance agreements, if employment is terminated by us for any reason other than for cause or a participant voluntarily resigns for good reason within the three-month period preceding or the 12-month period following a change in control of GoPro, each will be eligible to receive:
•12 months of his or her then-current base salary;
•100% of his or her target annual bonus;
•$3,000 per month for 12 months in lieu of employee benefits; and
•all of the shares of our common stock subject to each then-outstanding and unvested equity award held by the participant, including awards that would otherwise only vest upon satisfaction of performance criteria, will accelerate and become vested and exercisable in full immediately prior to participant's separation from service.
Further, if we undergo a change in control, any payments that would be “parachute payments” within the meaning of Section 280G of the Code will be reduced so that the participant retains, on an after-tax basis, the greatest amount of these payments.
Estimated Payments and Benefits as of December 31, 2021
The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon a change in control of GoPro, upon a termination of employment without cause or following a resignation for good reason under our Executive Severance Policy, or in the event of a termination of employment without cause or following a resignation for good reason in connection with a change in control in GoPro under our Change in Control and Severance Policy. This table reflects amounts payable to each NEO assuming that his or her employment was terminated on December 31, 2021, and the change in control of the Company also occurred on that date. The closing market price per share of our Class A common stock on December 31, 2021, was $10.31.

	Change in Control			Termination of Employment No Change in Control					Termination of Employment Change in Control
Named Executive Officer	Accelerated Vesting of Equity Awards ($)(1)	Excise Tax Payment ($)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)		Accelerated Vesting of Equity Awards ($)(1)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)		Accelerated Vesting of Equity Awards ($)(1)	Excise Tax Payment ($)	Total ($)
Nicholas Woodman	—	—	—	2,062,500	35,156	(2)	—	2,097,656	2,912,500	52,734	(2)	7,833,692	—	10,798,926
Brian McGee	—	—	—	1,006,250	36,000		—	1,042,250	1,006,250	36,000		4,010,992	—	5,053,242
Aimée Lapic	—	—	—	731,200	36,000		—	767,200	731,200	36,000		3,970,190	—	4,737,390
Eve Saltman	—	—	—	728,000	36,000		—	764,000	728,000	36,000		2,640,321	—	3,404,321
Dean Jahnke	—	—	—	721,000	36,000		—	757,000	721,000	36,000		2,209,422	—	2,966,422
(1)The value of the accelerated vesting of outstanding and unvested equity awards has been calculated based on the closing market price of our Class A common stock on Nasdaq on December 31, 2021, which was $10.31 per share, less, if applicable, the exercise price of each outstanding and unvested stock option. PSUs granted in 2019 subject to accelerated vesting upon a qualifying termination of 100% of eligible unvested shares reflect a downward adjustment to 55% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 18, 2020. PSUs granted in 2020 subject to accelerated vesting upon a qualifying termination of 100% of eligible unvested shares reflect a downward adjustment to 75% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 10, 2021. PSUs granted in 2021 subject to accelerated vesting upon a qualifying termination of 100% of eligible unvested shares reflect an upward adjustment to 129.2% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 02, 2022.

(2)This amount is cost of COBRA continuation based on Mr. Woodman's 2021 medical, dental and vision benefits costs.

CEO Pay Ratio
The annual total compensation of Mr. Woodman for 2021, as reported in the 2021 Summary Compensation Table, was $5,110,365. The annual total compensation of our median employee for 2021 was $155,947. Based on this information, for 2021, the ratio of the annual total compensation of Mr. Woodman to that of our median employee was approximately 32.8 to 1.
Calculation Methodology
We identified the employee with compensation at the median of the compensation of all our employees (the “median employee”) by considering our employee population as of December 31, 2021 (the “employee population determination date”). We considered all individuals (excluding our Chief Executive Officer) who were employed by us on a worldwide basis (including our consolidated subsidiaries) on the employee population determination date, whether employed on a full-time, part-time, seasonal or temporary basis, including employees on a partial-year leave of absence. The compensation measure used for purposes of identifying the median employee was based on earned salary or wages in 2021. In the case of foreign employees, total direct compensation also included “13th month pay” and any holiday allowance that was statutorily required to be paid as we view such compensation to be akin to earned salary or wages, and all amounts were converted to U.S. dollars using exchange rates in effect on the employee population determination date, without making any cost of living adjustments for employees outside of the United States. We also annualized the cash compensation of any permanent employees that were not employed by us for all of 2021. We believe our methodology represents a consistently applied compensation measure that strikes a balance in terms of administrative burden while consistently treating the primary compensation components for our worldwide employee population.
After identifying our median employee, in calculating the annual total compensation of such employee, we used the same methodology we use to calculate the amount reported for our NEOs in the “Total” column of the 2021 Summary Compensation Table.

REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE
This report of the compensation and leadership committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our compensation and leadership committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation and leadership committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.
Submitted by the Compensation and Leadership Committee
Susan Lyne, Chair
Peter Gotcher
James Lanzone
Lauren Zalaznick

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2021, with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Right ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities) Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,761,087	9.1798	27,622,146(3)
Total	12,761,087	9.1798	27,622,146
(1)Includes our 2010 Plan and our 2014 Plan. Excludes purchase rights accruing under our 2014 Employee Stock Purchase Plan.
(2)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or PSUs, because these award types have no exercise price.
(3)There are no shares of common stock available for issuance under our 2010 Plan, but that plan will continue to govern the terms of options or awards granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2010 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2014 Plan. In addition, the number of shares reserved for issuance under our 2014 Plan increased automatically by 5,077,040 on January 01, 2022 and will increase automatically on the first day of January of each of 2023 through 2024 by the number of shares equal to 3% of the total outstanding shares of our common stock (which includes outstanding shares of our Class A common stock, outstanding shares of our Class B common stock, outstanding stock options and outstanding RSUs and PSUs) as of the immediately preceding December 31 or a lower number approved by our board of directors. There are 8,954,948 shares of Class A common stock available for issuance under the 2014 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2014 Employee Stock Purchase Plan increased automatically by 1,692,346 on January 01, 2022 and will increase automatically on the first day of January of each year during the term of the 2014 Employee Stock Purchase Plan by the number of shares equal to 1% of the total outstanding shares of our common stock (which includes outstanding shares of our Class A common stock, outstanding shares of our Class B common stock, outstanding stock options and outstanding RSUs and PSUs) as of the immediately preceding December 31 or a lower number approved by our board of directors.

RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1 – Election of Directors – Director Compensation,” respectively, since January 1, 2021, we were a party to the following transactions in which:
•    we have been or are to be a participant;
•    the amount involved exceeds $120,000; and
•    any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.
Offer Letters and Change In Control Agreements
We have entered into offer letters and change in control severance agreements with our executive officers that, among other things, provide for severance and change in control benefits. See “Executive Compensation – Employment, Severance and Change in Control Agreements” for information about these agreements.
Indemnification of Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements and our restated certificate of incorporation and amended and restated bylaws provide for indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law.
Review, Approval or Ratification of Transactions with Related Parties
Our Corporate Governance Guidelines and our Related Party Transactions policy requires that any transaction with a related party that must be reported under applicable rules of the SEC (other than compensation-related matters), must be reviewed and approved or ratified by our audit committee (other than transactions that are subject to review by our board of directors as a whole or any other committee of our board of directors). In approving or rejecting any such proposal, our audit committee will consider the relevant and available facts and circumstances, including, but not limited to, the extent of the related person’s interest in the transactions, the material facts of the proposed transaction, including the proposed aggregate value of such transaction and whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

Other Transactions

None.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The audit committee of our board of directors is composed of four independent outside directors. The audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2021. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to AS No. 1301 “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board.
The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from GoPro.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Kenneth Goldman, Chair
Peter Gotcher
Shaz Kahng
Alexander Lurie

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at GoPro, Inc., 3025 Clearview Way, San Mateo, California 94402, Attn: Secretary.
To be timely for the 2023 Annual Stockholder’s Meeting, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. (Pacific Time) on February 23, 2023 and not later than 5:00 p.m. (Pacific Time) on March 24, 2023. A stockholder’s notice to the Secretary must set forth each matter the stockholder proposes to bring before the annual meeting and the information required by our bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 Annual Meeting must be received by the Secretary no later than December 30, 2022 in order to be considered for inclusion in our proxy materials for that annual meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2021.
Available Information
GoPro will mail without charge, upon written request, a copy of GoPro’s Annual Report, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
GoPro, Inc.
3025 Clearview Way
San Mateo, California 94402
Attn: Investor Relations
“Householding” — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are GoPro stockholders will be “householding” our Annual Report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions by calling 1-866-540-7095 or writing to: Broadridge House Holding Department, 51 Mercedes Way, Edgewood, NY 11717.
Upon written or oral request, GoPro will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write GoPro’s Investor Relations department at 3025 Clearview Way, San Mateo, California 94402, Attn: Investor Relations.
Any stockholders who share the same address and currently receive multiple copies of GoPro’s Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or GoPro’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

Reconciliation of GAAP to Non-GAAP Measures

We report diluted net income (loss) per share in accordance with United States generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, we report non-GAAP adjusted EBITDA. We use non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•adjusted EBITDA does not reflect tax payments that reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, facilities consolidation charges recorded in connection with restructuring actions announced in the fourth quarter of 2016, first quarter of 2017, first quarter of 2018 and second quarter of 2020, including right-of-use asset impairment charges, and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) exclude the loss on extinguishment of debt because it is not reflective of ongoing operating results in the period, and the frequency and amount of such losses are inconsistent;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation;
•non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017 and November 2020, we are required to recognize non-cash interest expense, such as the amortization of debt discounts, in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;
•non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

The following table presents a reconciliation of net income to adjusted EBITDA:

(in thousands)	Year ended December 31, 2021
GAAP net income	$371,171
Income tax expense	(281,071)
Interest expense	22,678
Depreciation and amortization	10,962
POP display amortization	2,759
Stock-based compensation	38,650
Restructuring and other costs	2,649
Adjusted EBITDA	$167,798

The following table presents a reconciliation of net income to non-GAAP net income:

(in thousands)	Three months ended December 31, 2021	Year ended December 31, 2021
GAAP net income	$52,626	$371,171
Stock-based compensation	10,423	38,650
Acquisition-related costs	71	1,152
Restructuring and other costs	113	2,649
Non-cash interest expense	3,673	14,208
Income tax adjustments	(759)	(281,762)
Non-GAAP net income	$66,147	$146,068

GAAP diluted net income per share	$0.32	$2.27
Non-GAAP diluted net income per share	$0.41	$0.90

GAAP and non-GAAP shares for diluted net income per share	162,742	163,178

Your **Vote** Counts!

GOPRO, INC.

2022 Annual Meeting
Vote by June 6, 2022
11:59 PM ET

GOPRO, INC.
3025 CLEARVIEW WAY
SAN MATEO, CA 94402-3709

D70756-P65708

You invested in GOPRO, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 7, 2022.**

Get informed before you vote

View the Notice, Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 24, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 7, 2022
11:30 AM, PDT

Virtually at:
www.virtualshareholdermeeting.com/GPRO2022

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Nicholas Woodman 02) Tyrone Ahmad-Taylor 03) Kenneth Goldman 04) Peter Gotcher 05) Shaz Kahng 06) James Lanzone 07) Alexander Lurie 08) Susan Lyne 09) Frederic Welts 10) Lauren Zalaznick	For
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.	For
3. Approval of the advisory (non-binding) resolution on executive compensation.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D70757-P65708

GoPro

GOPRO, INC.
3025 CLEARVIEW WAY
SAN MATEO, CA 94402-3709

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GPRO2022**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 6, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order to have the shares voted, your instructions must be received no later than June 6, 2022 by 11:59 P.M. Eastern Time.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70737-P65708

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOPRO, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nicholas Woodman
02) Tyrone Ahmad-Taylor
03) Kenneth Goldman
04) Peter Gotcher
05) Shaz Kahng
06) James Lanzone
07) Alexander Lurie
08) Susan Lyne
09) Frederic Welts
10) Lauren Zalaznick

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. Approval of the advisory (non-binding) resolution on executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) in this document. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

D70738-P65708

GOPRO, INC.
Annual Meeting of Stockholders
June 7, 2022 11:30 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Nicholas Woodman and Brian McGee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOPRO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM, PDT on June 7, 2022, at www.virtualshareholdermeeting.com/GPRO2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side